                                                                  EXHIBIT 10.11

                                                                  EXECUTION COPY

================================================================================

                            REVOLVING LOAN AGREEMENT

                            Dated as of July 31, 2003

                                      among

                        WHEELING-PITTSBURGH CORPORATION,

                     WHEELING-PITTSBURGH STEEL CORPORATION,
                                  as Borrower,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                   as Lenders,

                              ROYAL BANK OF CANADA,
                            as Administrative Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
      as Inventory and Receivables Security Agent and Documentation Agent,

                                       and

       THE CIT GROUP/BUSINESS CREDIT, INC., CONGRESS FINANCIAL CORPORATION
                            and FLEET CAPITAL CORP.,
                              as Syndication Agents

================================================================================

RBC Capital Markets, as Global Coordinating        GECC Capital Markets Group, Inc., as
    Arranger, Co-Lead Arranger and Joint          Co-Lead Arranger and Joint Bookrunner
                Bookrunner

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
1.   AMOUNT AND TERMS OF CREDIT.............................................................       2

     1.1      Credit Facilities.............................................................       2
     1.2      Letters of Credit.............................................................       6
     1.3      Prepayments...................................................................       6
     1.4      Use of Proceeds...............................................................       9
     1.5      Interest and Applicable Margins...............................................       9
     1.6      Eligible Accounts.............................................................      12
     1.7      Eligible Inventory............................................................      14
     1.8      Cash Management Systems.......................................................      16
     1.9      Fees..........................................................................      16
     1.10     Receipt of Payments...........................................................      16
     1.11     Application and Allocation of Payments........................................      17
     1.12     Loan Account and Accounting...................................................      17
     1.13     Indemnity.....................................................................      18
     1.14     Access........................................................................      19
     1.15     Taxes.........................................................................      19
     1.16     Capital Adequacy; Increased Costs; Illegality.................................      20
     1.17     Single Loan...................................................................      22

2.   CONDITIONS PRECEDENT...................................................................      22

     2.1      Conditions to the Initial Loans...............................................      22
     2.2      Further Conditions to Each Loan...............................................      24

3.   REPRESENTATIONS AND WARRANTIES.........................................................      24

     3.1      Financial Condition...........................................................      25
     3.2      No Change.....................................................................      26
     3.3      Existence; Compliance with Law................................................      26
     3.4      Power; Authorization; Enforceable Obligations.................................      27
     3.5      No Legal Bar..................................................................      27
     3.6      Litigation....................................................................      28
     3.7      No Default....................................................................      28
     3.8      Ownership of Property; Liens..................................................      28
     3.9      Intellectual Property.........................................................      28
     3.10     Taxes.........................................................................      28
     3.11     Federal Regulations...........................................................      29
     3.12     Labor Matters.................................................................      29
     3.13     ERISA.........................................................................      29
     3.14     Investment Company Act; Other Regulations.....................................      30
     3.15     Subsidiaries..................................................................      30
     3.16     Environmental Matters.........................................................      30
     3.17     Accuracy of Information, etc..................................................      31

     3.18     Collateral Documents..........................................................      31
     3.19     Solvency......................................................................      32
     3.20     Regulation H..................................................................      32
     3.21     Certain Documents.............................................................      32
     3.22     Plan of Reorganization........................................................      32
     3.23     Senior Indebtedness...........................................................      33
     3.24     Insurance.....................................................................      33
     3.25     Deposit and Disbursement Accounts.............................................      33
     3.26     Government Contracts..........................................................      33
     3.27     Customer and Trade Relations..................................................      33
     3.28     Bonding; Licenses.............................................................      33
     3.29     Brokers.......................................................................      33
     3.30     Off Balance Sheet Transactions................................................      33
     3.31     Inactive Subsidiaries.........................................................      34

4.   FINANCIAL STATEMENTS AND INFORMATION...................................................      34

     4.1      Reports and Notices...........................................................      34
     4.2      Communication with Accountants................................................      34

5.   AFFIRMATIVE COVENANTS..................................................................      34

     5.1      Payment of Obligations........................................................      34
     5.2      Maintenance of Existence; Compliance..........................................      34
     5.3      Maintenance of Property.......................................................      35
     5.4      Books and Records.............................................................      35
     5.5      Notices.......................................................................      35
     5.6      Environmental Laws............................................................      36
     5.7      Additional Collateral, etc....................................................      37
     5.8      Insurance.....................................................................      38
     5.9      Supplemental Disclosure.......................................................      43
     5.10     Intellectual Property.........................................................      44
     5.11     Landlord Agreements, Mortgagee Agreements, Bailee Letters and Real
              Estate Purchases..............................................................      44
     5.12     Further Assurances............................................................      44

6.   NEGATIVE COVENANTS.....................................................................      44

     6.1      Financial Condition Covenants.................................................      45
     6.2      Indebtedness..................................................................      45
     6.3      Liens.........................................................................      46
     6.4      Fundamental Changes...........................................................      47
     6.5      Disposition of Property.......................................................      47
     6.6      Restricted Payments...........................................................      48
     6.7      Capital Expenditures..........................................................      48
     6.8      Investments...................................................................      49
     6.9      Optional Payments and Modifications of Certain Agreements.....................      50
     6.10     Transactions with Affiliates..................................................      51

     6.11     Sales and Leasebacks..........................................................      51
     6.12     Swap Agreements...............................................................      51
     6.13     Changes in Fiscal Periods.....................................................      51
     6.14     Clauses Restricting Subsidiary Distributions..................................      52
     6.15     Lines of Business.............................................................      52
     6.16     Restrictions on WP Steel Venture..............................................      52
     6.17     Excluded Foreign Subsidiaries.................................................      52

7.   TERM...................................................................................      52

     7.1      Termination...................................................................      52
     7.2      Survival of Obligations Upon Termination of Financing Arrangements............      52

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................................      53

     8.1      Events of Default.............................................................      53

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT....................................      56

     9.1      Assignment and Participations.................................................      56
     9.2      Appointment of Agents.........................................................      59
     9.3      Agent's Reliance, Etc.........................................................      60
     9.4      Royal Bank of Canada, GE Capital and Affiliates...............................      60
     9.5      Lender Credit Decision........................................................      61
     9.6      Indemnification...............................................................      61
     9.7      Successor Agent...............................................................      61
     9.8      Setoff and Sharing of Payments................................................      62
     9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......      63

10.  SUCCESSORS AND ASSIGNS.................................................................      65

     10.1     Successors and Assigns........................................................      65

11.  MISCELLANEOUS..........................................................................      65

     11.1     Complete Agreement; Modification of Agreement.................................      65
     11.2     Amendments and Waivers........................................................      65
     11.3     Fees and Expenses.............................................................      67
     11.4     No Waiver.....................................................................      69
     11.5     Remedies......................................................................      69
     11.6     Severability..................................................................      69
     11.7     Conflict of Terms.............................................................      69
     11.8     Confidentiality...............................................................      69
     11.9     GOVERNING LAW.................................................................      70
     11.10    Notices.......................................................................      71
     11.11    Section Titles................................................................      71
     11.12    Counterparts..................................................................      71

     11.13    WAIVER OF JURY TRIAL..........................................................      72
     11.14    Press Releases and Related Matters............................................      72
     11.15    Reinstatement.................................................................      72
     11.16    Advice of Counsel.............................................................      72
     11.17    No Strict Construction........................................................      73

                               INDEX OF APPENDICES

Annex A (Recitals)                          -    Definitions
Annex B (Section 1.2)                       -    Letters of Credit
Annex C (Section 1.8)                       -    Cash Management System
Annex D (Section 2.1(a))                    -    Closing Checklist
Annex E (Section 4.1(a))                    -    Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))                    -    Collateral Reports
Annex G (Section 6.1)                       -    Financial Covenants
Annex H (Section 9.9(a))                    -    Lenders' Wire Transfer Information
Annex I (Section 11.10)                     -    Notice Addresses
Annex J (from Annex A-
     Commitments definition)                -    Commitments as of Closing Date

Exhibit A                                   -    Form of Security Agreement
Exhibit B-1                                 -    Form of Senior Current Asset Security Agreement
Exhibit B-2                                 -    Form of Junior Current Asset Security Agreement
Exhibit B-3                                 -    Form of Current Asset Intercreditor Agreement
Exhibit C                                   -    Form of JV Pledge Agreement
Exhibit D                                   -    Form of Guarantee Agreement
Exhibit E                                   -    Form of Closing Certificate
Exhibit 1.1(a)(i)                           -    Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                          -    Form of Revolving Note
Exhibit 1.1(b)(ii)                          -    Form of Swing Line Note
Exhibit 1.5(e)                              -    Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                              -    Form of Borrowing Base Certificate
Exhibit 9.1(a)                              -    Form of Assignment Agreement
Schedule 1.1                                -    Administrative Agent's and Inventory and Receivables Agent's
                                                 Representatives

Schedule 1.2                                -    Mortgaged Properties
Schedule 1.3                                -    Terms of Profit Sharing Notes
Schedule 1.4                                -    Environmental Budget
Disclosure Schedule  3.4                    -    Required Consents
Disclosure Schedule  3.8                    -    Ownership of Property
Disclosure Schedule  3.10                   -    Tax Claims
Disclosure Schedule  3.13                   -    ERISA Matters
Disclosure Schedule  3.15                   -    Subsidiaries
Disclosure Schedule  3.18(a)                -    UCC Filing Jurisdictions
Disclosure Schedule  3.18(b)-1              -    Mortgage Filing Jurisdictions
Disclosure Schedule  3.18(b)-2              -    Owned and Leased Real Property
Disclosure Schedule  3.24                   -    Insurance
Disclosure Schedule  3.25                   -    Accounts
Disclosure Schedule  3.26                   -    Government Contracts
Disclosure Schedule  3.28                   -    Bonds, Patent, Trademark Licenses

Disclosure Schedule  5.7(b)                 -    Commercially Reasonable Efforts Leasehold Mortgages
Disclosure Schedule  6.2(d)                 -    Existing Indebtedness
Disclosure Schedule  6.3(f)                 -    Existing Liens
Disclosure Schedule  6.10                   -    Affiliate Transactions
Disclosure Schedule  6.16                   -    WP Steel Venture Activities

                  This REVOLVING LOAN AGREEMENT (this "Agreement"), dated as of July 31, 2003 among WHEELING-PITTSBURGH CORPORATION, a Delaware corporation ("Holdings"), WHEELING-PITTSBURGH STEEL CORPORATION, a Delaware corporation ("Borrower"), ROYAL BANK OF CANADA, a Canadian chartered bank (in its individual capacity, "Royal Bank of Canada"), for itself, as Lender and as Administrative Agent for the Lenders from time to time party hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Inventory and Receivables Security Agent and Documentation Agent for the Lenders, and the other Lenders from time to time party hereto.

                                    RECITALS

                  WHEREAS, Borrower has requested that Lenders extend revolving credit facilities to Borrower in the amount of two hundred twenty-five million dollars ($225,000,000) in the aggregate to provide (a) working capital financing for Borrower, (b) funds for repayment of certain existing indebtedness and (c) funds for other general corporate purposes of Borrower permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, pursuant to the Collateral Documents, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to the Inventory and Receivables Security Agent, for the benefit of Agents and Lenders, a first priority security interest in and lien on the Current Asset Collateral (as defined below) and to the Collateral Agent, for the benefit of the Agents and Lenders, a third priority security interest and lien on all of its other existing and after-acquired personal property and certain real property; and

                  WHEREAS, Holdings is willing to guarantee all of the obligations of Borrower to Agents and Lenders under the Loan Documents and to grant to the Inventory and Receivables Security Agent, for the benefit of Agents and Lenders, a first priority security interest in and lien on its Current Asset Collateral, if any, and to grant to Collateral Agent, for the benefit of Agents and Lenders, a third priority security interest in and pledge of all of the Capital Stock of Borrower and WP Steel Venture and a third priority security interest and lien on all of its other existing and after-acquired personal property to secure such guarantee; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

         1.       AMOUNT AND TERMS OF CREDIT

                  1.1      Credit Facilities.

                  (a)      Revolving Credit Facility.

                           (i)      Subject to the terms and conditions hereof,
each Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed the Borrowing Availability at such time. The Borrowing Availability may be further reduced by Reserves imposed by the Inventory and Receivables Security Agent in its reasonable credit judgment. Borrower shall notify the representatives of the Administrative Agent and the Inventory and Receivables Security Agent identified in Schedule 1.1 at the address specified therein prior to each Revolving Credit Advance. Upon receipt of such notice the Inventory and Receivables Security Agent shall, to the extent such information has changed, promptly, and in any event on the same day such notice is received from the Borrower, provide the Administrative Agent with written notice of (i) the Borrowing Base then in effect and (ii) any reserves established by the Inventory and Receivables Security Agent with respect to the Borrowing Base or the Maximum Amount; in the event that the Inventory and Receivables Security Agent fails to deliver such notice to the Administrative Agent, the Administrative Agent shall be entitled to rely on the then most recent Borrowing Base and reserve information communicated to it in writing by the Inventory and Receivables Security Agent. Borrower must give any such notice no later than 11:00 a.m. (New York time) on the date which is (i) one (1) Business Day prior to the date of the proposed Revolving Credit Advance, in the case of an Index Rate Loan or (ii) three (3) Business Days prior to the date of the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Borrower must give each such notice (a "Notice of Revolving Credit Advance") in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), which shall include the information required in such Exhibit and be accompanied by such other information as the Administrative Agent may require. Each Revolving Credit Advance shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. If Borrower desires that the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e).

                           (ii)     Borrower shall issue a promissory note to
each Lender who delivers a written request to Borrower for such issuance. Each promissory note issued to a Lender shall be in the principal amount of the Revolving Loan Commitment of such Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of such Lender's Revolving Loan Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                           (iii)    Any provision of this Agreement to the
contrary notwithstanding, at the request of Borrower, the Administrative Agent in its discretion may make, but shall not have any implied or express obligation to make, Overadvances to Borrower in accordance with the provisions of this
Section 1.1(a)(iii). An "Overadvance" is a Revolving Credit Advance to Borrower on behalf of Lenders in an amount that causes the outstanding balance of the aggregate Revolving Loans to exceed the Borrowing Base (less the Swing Line
Loan). The making of an Overadvance shall not create any obligation of the Administrative Agent or the Lenders to make additional Overadvances or constitute a waiver of Administrative Agent's and Lenders' absolute right to refuse to make additional Overadvances, Swing Line Advances or Revolving Credit Advances, or to incur any Letter of Credit Obligations, as the case may be, at any time when an Overadvance exists. Section 1.3(b) shall not apply to any Overadvance for so long as Administrative Agent permits such Overadvance to remain outstanding. The Administrative Agent may make Overadvances even if Borrower has not met the conditions to lending set forth in Section 2. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand by the Administrative Agent or the Commitment Termination Date. Except as otherwise provided in
Section 1.11(b), the authority of the Administrative Agent to make Overadvances
(i) is limited to an aggregate amount outstanding at any time not to exceed $7,000,000 or such lesser amount as would not cause the Revolving Loan to exceed the Maximum Amount and (ii) with respect to any Overadvance which, after giving effect thereto, would cause the aggregate amount of Overadvances then outstanding to exceed $1,000,000, is subject to the prior agreement of the Inventory and Receivables Security Agent. Lenders holding more than 50% of the Revolving Loan Commitments may revoke, prospectively, the authority of Administrative Agent to make Overadvances.

                  (b)      Swing Line Facility.

                           (i)      Subject to the terms and conditions of this
Agreement, the Swing Line Lender agrees to make advances (each a "Swing Line Advance") to the Borrower from time to time in accordance with the provisions of this Section 1.1(b), provided that the amount of Swing Line Advances which may be made on any date shall equal the lesser of (i) the Swing Line Commitment less all outstanding Swing Line Advances and (ii) the Borrowing Availability at such time (the "Swing Line Availability"). In no event shall the aggregate outstanding principal amount of all Swing Line Advances and the Revolving Loans made by the Swing Line Lender exceed such Lender's Revolving Loan Commitment. Within the limits and on the conditions herein set forth with respect to Swing Line Advances, the Borrower may from time to time borrow, repay and reborrow Swing Line Advances. All Swing Line Advances shall be made as Index Rate Loans and may not be converted into LIBOR Loans. The Borrower may access Swing Line Advances by giving the Swing Line Lender irrevocable notice prior to 1:00 p.m. (New York time) on the date of the requested Swing Line Advance specifying the amount of the requested Swing Line Advance (which amount shall be in an aggregate principal amount of not less than $100,000 or integral multiples of $5,000 in excess thereof). The Borrower may repay Swing Line Advances at any time and from time to time without notice or penalty. All interest payments and principal payments made by the Borrower in respect of Swing Line Advances shall be made directly to the Swing Line Lender at the account designated to the Borrower for such purpose and shall be for the sole account of the Swing Line Lender (except as provided otherwise in Section 1.1(b)(iv)). Unless, not later than the Business Day immediately prior to the date of a proposed Swing Line Advance, the Swing Line Lender receives written notice from Requisite Lenders instructing it not to make Swing Line Advances to Borrower, the Swing Line Lender shall, notwithstanding that any condition precedent set forth in Section
2.2 shall not be satisfied, be entitled to fund the Swing Line Advance and the Lenders shall make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv). Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan, and accrued interest thereon, on demand by Administrative Agent (and Administrative Agent shall make such demand if requested by the Swing Line Lender).

                           (ii)     Borrower shall issue a promissory note to
evidence the Swing Line Commitment to the Administrative Agent for further delivery to Swing Line Lender if the Swing Line Lender shall so request in writing. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in
Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                           (iii)    At any time the Swing Line Lender may, and
on the first Business Day of each week on which any Swing Line Advance is outstanding the Swing Line Lender shall, on behalf of Borrower, deliver written notice (the "Swing Line Refunding Notice") to Administrative Agent for further delivery to each Lender, and Borrower hereby irrevocably authorizes the Swing Line Lender to deliver the Swing Line Refunding Notice on Borrower's behalf to each Lender, directing each Lender, including the Swing Line Lender, to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loan outstanding on the date of, and set forth in, the Swing Line Refunding Notice (such principal amount, the "Refunded Swing Line Loan"). Unless any of the events described in Section 8.1(f) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and notwithstanding that the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance may not then be satisfied, each Lender shall disburse directly to Administrative Agent its Pro Rata Share of the Refunded Swing Line Loan, in immediately available funds, prior to 3:00 p.m. (New York time), on the Business Day next succeeding the date the Swing Line Lender delivers the Swing Line Refunding Notice to the Administrative Agent.

Administrative Agent shall immediately pay the Refunded Swing Line Loan to the Swing Line Lender, who shall apply it to repay the outstanding Swing Line Loan.

                           (iv)     If one of the events described in Section
8.1(f) occurs prior to completion of the refunding of a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), then, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower pursuant to such Swing Line Refunding Notice, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of the Refunded Swing Line Loan (the "Swing Line Participation Amount") and shall disburse directly to Administrative Agent the purchase price for the Swing Line Participation Amount in an amount equal to its Pro Rata Share of the Refunded Swing Line Loan, in immediately available funds, prior to 3:00 p.m. (New York time), on the Business Day next succeeding the date the Swing Line Lender delivers the Swing Line Refunding Notice to such Lender. Administrative Agent shall immediately remit such purchase price to the Swing Line Lender. Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                           (v)      Each Lender's obligation to make Revolving
Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Index Rate thereafter.

                  (c) Reliance on Notices. Administrative Agent shall be entitled to rely on, and shall be fully protected in relying on, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation, Swing Line Refunding Notice or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary.

                  1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

                  1.3      Prepayments.

                  (a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrower may prepay Revolving Credit Advances at any time and on at least five (5) days' prior written notice to Administrative Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan outstanding, (C) after giving effect to such reductions, Borrower shall comply with Section 1.3(b) and (D) in no event may Borrower reduce the Revolving Loan Commitment to an amount less than $100,000,000 except in connection with the permanent reduction of the Revolving Loan Commitment to $0. Borrower may at any time on at least ten (10) days' prior written notice to Administrative Agent terminate the Revolving Loan Commitment, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee set forth in Section 1.9(c), if any, plus payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that (i) any permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the Inventory Cap and (ii) if after giving effect to such reduction or termination the Revolving Loan Commitment is less than $175,000,000, then the L/C Sublimit and Swing Line Commitment shall be reduced pro rata (it being understood that the amount of the first such reduction in the L/C Sublimit and Swing Line Commitment shall be calculated with respect to the aggregate amount of all reductions of the Revolving Loan Commitment since the Closing Date).

                  (b) Mandatory Prepayments. If on any date Borrower shall not comply with paragraph (c) or (d) of Annex G, Borrower shall immediately repay all or a portion of the aggregate outstanding Revolving Credit Advances so that after giving effect to such repayment, Borrower shall comply with paragraphs (c) and (d) of Annex G. If after repayment in full of the aggregate outstanding Revolving Credit Advances pursuant to the immediately preceding sentence, Borrower shall still not comply with paragraph (c) or (d) of Annex G, Borrower shall, as provided in paragraph (c) of Annex B, deliver cash or Cash Equivalents to Administrative Agent to hold as provided in Annex B, in an amount equal to 105% of the amount by which

Letter of Credit Obligations exceed the maximum amount permitted for Borrower to comply with paragraphs (c) and (d) of Annex G. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

                  (c) Application of Prepayments from Asset Dispositions. Immediately upon receipt by any Credit Party of cash proceeds in excess of $250,000 from:

                           (i)      any Disposition or series of related
Dispositions of assets of the Borrower other than Inventory after all obligations under the Term Loan Agreement have been satisfied in full, or

                           (ii)     any Disposition of Inventory;

Borrower shall prepay the Loans in an amount equal to all such proceeds, net of
(A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes,
(C) amounts payable to holders of senior Liens on such asset (to the extent such Liens are permitted under Section 6.3), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(d). The following shall not be subject to mandatory prepayment under this paragraph (c): (1) proceeds of sales pursuant to paragraphs (a), (b), (c) or (d) of Section 6.5 and
(2) asset Disposition proceeds that are reinvested in Equipment, Fixtures or Real Estate within one hundred and eighty (180) days following receipt thereof; provided that Borrower notifies Administrative Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

                  (d) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Section 1.3(c) above shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same has been repaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of Revolving Credit Advances until the same has been paid in full; and sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex
B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

                  (e) Treatment of Insurance Proceeds. Borrower shall promptly notify Agents of any loss, damage, or destruction to any Current Asset Collateral in an aggregate amount of $500,000 or more or to any other Collateral in an aggregate amount of $1,000,000 or more, whether or not covered by insurance.

                           (i)      After deducting from insurance proceeds
related to Current Asset Collateral (i) the expenses incurred by Agents in the collection or handling thereof and (ii) amounts required to be paid to creditors (other than Lenders) having senior encumbrances thereon permitted by Section 6.3, Administrative Agent shall apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(f) (provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower).

                           (ii)     Unless and until all Term Loan Obligations
have been satisfied in full and if such use is permitted by the Term Loan Agreement or is consented to by the Required Term Loan Lenders, Borrower or applicable Credit Party shall have the right to use proceeds of Collateral, or any part thereof, other than Current Asset Collateral, to replace, repair, restore or rebuild such Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

                           (iii)    After all Term Loan Obligations have been
satisfied in full, the Administrative Agent, may in its discretion, permit Borrower or applicable Credit Party to use proceeds of Collateral, or any part thereof to replace, repair, restore or rebuild such Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

                           (iv)     Notwithstanding the provisions of Section
1.3(e)(i) and (iii) to the contrary, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Administrative Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(f). All insurance proceeds received in respect of Collateral (other than Current Asset Collateral) after the Term Loan Obligations have been satisfied in full and in respect of Current Asset Collateral, in either case, that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Inventory and Receivables Security Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds received in respect of Collateral (other than Current Asset Collateral) after the Term Loan Obligations have been satisfied in full and in respect of Current Asset Collateral that are made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild the Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to the Borrower or applicable Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to the Borrower or applicable Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance or Administrative Agent shall release funds from the cash collateral account; and (iii) the Reserve established with respect to such insurance proceeds by the Inventory and Receivables

Security Agent shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, insurance proceeds in respect of Collateral (other than Current Asset Collateral) received after the Term Loan Obligations have been satisfied in full and in respect of Current Asset Collateral shall be applied in accordance with
Section 1.3(f).

                  (f) Application of Prepayments from Insurance Proceeds and Condemnation Proceeds. Payments from insurance or condemnation proceeds in accordance with Section 1.3(e) and the Mortgage(s), respectively, shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first, to the Swing Line Loans and, second, to the Revolving Credit Advances. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

                  (g) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute any Agent's or Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

                  1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Loans solely for the financing of Borrower's ordinary working capital, to repay certain existing Indebtedness and for general corporate needs; provided, that no more than $5,000,000 in aggregate proceeds of the Loans shall be used for Capital Expenditures in connection with the construction of the Electric Arc Furnace.

                  1.5      Interest and Applicable Margins.

                  (a) Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Index Margin per annum.

         As of the Closing Date, the Applicable Margins are as follows:

Applicable Index Margin                        2.50%

Applicable LIBOR Margin                        3.50%

Applicable L/C Margin                          3.50%

Applicable Unused Line Fee Margin              0.75%

                  The Applicable Margins may be adjusted by reference to the following grids:

-----------------------------------------------------------------
                                                    LEVEL OF
  IF BORROWING AVAILABILITY IS:                APPLICABLE MARGIN:
-----------------------------------------------------------------
          > $100,000,000                            Level I
-----------------------------------------------------------------
> $75,000,000, but < or = $100,000,000             Level II
-----------------------------------------------------------------
 > $40,000,000, but < or = $75,000,000             Level III
-----------------------------------------------------------------
        < or = $40,000,000                         Level IV
-----------------------------------------------------------------

----------------------------------------------------------------------------------------
                                       APPLICABLE MARGINS
----------------------------------------------------------------------------------------
                                      LEVEL I      LEVEL II       LEVEL III     LEVEL IV
----------------------------------------------------------------------------------------
Applicable Index Margin                2.25%        2.50%          2.75%         3.00%
-------------------------------------------------------------------------------------
Applicable LIBOR Margin                3.25%        3.50%          3.75%         4.00%
-------------------------------------------------------------------------------------
Applicable L/C Margin                  3.25%        3.50%          3.75%         4.00%
-------------------------------------------------------------------------------------
Applicable Unused Line Fee Margin      1.00%        0.75%          0.50%         0.50%
-------------------------------------------------------------------------------------

                  Adjustments in the Applicable Margins commencing with the Fiscal Quarter ending March 31, 2004 shall be implemented quarterly on a prospective basis, commencing on the date which is two (2) Business Days after the date of delivery to the Agents of the Borrowing Base Certificate dated and accurate as of the last day of the most recently completed Fiscal Quarter evidencing the need for an adjustment. Concurrently with the delivery of such Borrowing Base Certificate, Borrower shall deliver to Agents and Lenders a certificate, signed by a Responsible Officer, setting forth in reasonable detail the basis for the continuation of, or any change in, the Applicable Margins. Failure to timely deliver such quarter-end Borrowing Base Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid until the first day of the calendar month following the month in which a quarter-end Borrowing Base Certificate is delivered demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the month in which such Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Administrative Agent on the basis of a 360-day year (except that, with respect to Index Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day or 366-day year, as the case may
be), in each case for the actual number of days elapsed in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Administrative Agent of interest rates and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

                  (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a) or (f), or so long as any other Event of Default has occurred and is continuing and at the election of the Administrative Agent or the Inventory and Receivables Security Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless the Administrative Agent, the Inventory and Receivables Security Agent or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

                  (e)      Subject to the conditions precedent set forth in
Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section
2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan other than a LIBOR Loan having an Interest Period of 30 days until the earlier of (i) forty-five (45) days after the Closing Date or (ii) completion of primary syndication as determined by Agents.

                  (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate,

Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

                  1.6 Eligible Accounts. All of the Accounts owned by Borrower and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agents shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Inventory and Receivables Security Agent shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Inventory and Receivables Security Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Inventory and Receivables Security Agent after the Closing Date subject to the approval of (a) Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available and (b) all Lenders in the case of increases in the advance rate applicable to Eligible Accounts. Eligible Accounts shall not include any Account of Borrower:

                  (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

                  (b) (i) upon which Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, reasonably acceptable to Inventory and Receivables Security Agent in form and substance, has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of Collateral Agent on behalf of certain secured parties granted pursuant to the Junior Current Asset Security Agreement and Liens in favor of the Inventory and Receivables Security Agent on behalf of the Agents and Lenders granted pursuant to the Senior Current Asset Security Agreement;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party (other than arm's length sales to Wheeling-Nisshin, Inc. or to any other Joint Venture approved in writing by the Administrative Agent and the Inventory and Receivables Security Agent), or to any entity that has any common officer or director with any Credit Party;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Inventory and Receivables Security Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered and satisfactory to the Inventory and Receivables Security Agent as to form, amount and issuer;

                  (j) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i)      the Account is not paid within the earlier
of sixty (60) days following its due date or ninety (90) days following its original invoice date;

                           (ii)     the Account Debtor obligated upon such
Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii)    a petition is filed by or against any
Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

                  (n) is not subject to a first priority Lien in favor of Inventory and Receivables Security Agent on behalf of Agents and Lenders;

                  (o) as to which any of the representations or warranties in the Loan Documents are untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Inventory and Receivables Security Agent, in its reasonable credit judgment, following prior notice of such limit by Inventory and Receivables Security Agent to Borrower;

                  (r) to the extent that such Account, together with all other Accounts attributable to such Account Debtor and its Affiliates as of any date of determination exceed 15% of all Eligible Accounts; or

                  (s)      that is payable in any currency other than Dollars.

                  1.7 Eligible Inventory. All of the Inventory owned by the Borrower and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agents shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Inventory and Receivables Security Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Inventory and Receivables Security Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria and to adjust Advance Rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of (a) Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available and (b) all Lenders in the case of increases in any Advance Rate, the Inventory Cap or the Liquidation Percentage. Eligible Inventory shall not include any Inventory of Borrower that:

                  (a) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory) other than the Liens in favor of the Collateral Agent, on behalf of certain secured parties granted pursuant to the Junior Current Asset Security Agreement and Liens in favor of the Inventory and Receivables Security Agent on behalf of Agents and Lenders granted pursuant to the Senior Current Asset Security Agreement;

                  (b) (i) is not located on premises owned, leased or rented by Borrower and set forth in Schedule 1.2, (ii) is stored at a leased location, unless (x) Inventory and Receivables Security Agent has given its prior consent thereto or (y) a reasonably satisfactory landlord waiver has been delivered to Inventory and Receivables Security Agent, and in each case Reserves satisfactory to Inventory and Receivables Security Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Inventory and Receivables Security Agent and Reserves reasonably satisfactory to Inventory and Receivables Security Agent have been established with respect thereto, (iv) is located at an owned location subject to a mortgage (other than mortgages in favor of other secured parties evidenced by the Mortgages) in favor of a party other than Collateral Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to the Inventory and Receivables Security Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $150,000;

                  (c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations as to which the Liens of the Inventory and Receivables Security Agent have been perfected at origin and destination;

                  (d) is covered by a negotiable document of title, unless such document has been delivered to the Inventory and Receivables Security Agent with all necessary endorsements, free and clear of all other Liens except those in favor of Collateral Agent for the benefit of certain other secured parties pursuant to the Junior Current Asset Security Agreement;

                  (e) is obsolete, slow moving (in excess of one year's supply measured by product group on a consolidated basis), unsalable, shopworn, seconds, damaged or unfit for sale;

                  (f) consists of display items or packing or shipping materials, materials and operating supplies or replacement parts;

                  (g) consists of goods which have been returned by the buyer;

                  (h) is not of a type held for sale in the ordinary course of Borrower's business;

                  (i) is not subject to a first priority Lien in favor of the Inventory and Receivables Security Agent on behalf of Agents and Lenders, subject to permitted Liens set forth in Section 6.3(b) (subject to Reserves satisfactory to Inventory and Receivables Security Agent);

                  (j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

                  (k) consists of any costs associated with "freight-in" charges;

                  (l) consists of Materials of Environmental Concern or goods that can be transported or sold only with licenses that are not readily available;

                  (m) is not covered by casualty insurance as required by the Loan Documents; or

                  (n) is subject to any patent or trademark license requiring the payment of royalties or fees or requiring the consent of the licensor for a sale thereof by Inventory and Receivables Security Agent.

                  1.8 Cash Management Systems. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

                  1.9      Fees.

                  (a) Borrower shall pay to Royal Bank of Canada and GE Capital, individually, the fees specified in the Fee Letter.

                  (b) As additional compensation for the Lenders, Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan (in any event, excluding the balances of the Swing Line Loan) outstanding during the period for which such Fee is due.

                  (c) If prior to the first anniversary of the Closing Date, Borrower reduces or terminates the Revolving Loan Commitment or if prior to such date the Revolving Loan Commitments are otherwise terminated, Borrower shall pay to Administrative Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to 2.0% multiplied by the amount of the reduction of the Revolving Loan Commitment. The Credit Parties agree that such fee is a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early reduction or termination of the Revolving Loan Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to paragraphs (b) through (f) of Section 1.3 or pursuant to Section 1.16(c); provided that Borrower does not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment.

                  (d) Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

                  1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

                  1.11     Application and Allocation of Payments.

                  (a) So long as no Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall, subject to paragraph (f) of Annex C, be applied, first, to the Swing Line Loan and, second, to the Revolving Loan; and
(ii) mandatory prepayments shall be applied as set forth in paragraphs (b) through (f) of Section 1.3. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in the Loan Account or any other books and records. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the Revolving Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Revolving Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

                  (b) Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including expenses incurred in connection with payment of premiums on insurance policies referred to in Section 5.8) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

                  1.12 Loan Account and Accounting. Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty
(30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Any Lender that does not request a Revolving Note or Swing Line Note, as applicable, may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

                  1.13     Indemnity.

                  (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agents, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

                  1.14 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as any Agent reasonably determines to be appropriate: (a) provide such Agent and any of its officers, employees and agents access to the properties, facilities, advisors, officers, employees and Collateral of such Credit Party and each of its Subsidiaries, (b) permit such Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from the books and records of such Credit Party and each of its Subsidiaries, and (c) permit the Inventory and Receivables Security Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Credit Party and each of its Subsidiaries. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to each Agent and Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide each Agent and Lender with access to its suppliers and customers. Each Credit Party shall make available to each Agent and its counsel reasonably promptly originals or copies of all books and records that such Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for any Agent, as such Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agents will give Lenders at least five (5) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany an Agent's representatives on regularly scheduled audits at no charge to Borrower.

                  1.15     Taxes.

                  (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay each Agent and Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by such Agent or Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Administrative Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Administrative Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

                  1.16     Capital Adequacy; Increased Costs; Illegality.

                  (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Administrative Agent shall be presumptive evidence of the matters set forth therein.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Administrative Agent by such

Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall pay or convert in full all outstanding LIBOR Loans owing to such Lender at the end of the applicable Interest Period (provided that if such Lender reasonably believes that it would be unlawful or that any central bank or other Governmental Authority would assert that it is unlawful to maintain such outstanding LIBOR Loans, Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans).

                  (d) Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Administrative Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Revolving Loan Commitment to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Administrative Agent; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety
(90) days thereafter, Borrower's rights under this Section 1.16(d) shall terminate with respect to such Affected Lender in connection with such circumstance and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

                  1.17 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2.       CONDITIONS PRECEDENT

                  2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Revolving Loan or incur any Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agents, or waived in writing by Agents and Requisite Lenders:

                  (a) Credit Agreement; Loan Documents. The Agents shall have received:

                           (i)      this Agreement, executed and delivered by
the Administrative Agent, the Inventory and Receivables Security Agent, Holdings, the Documentation Agent, the Borrower and each Lender listed on Annex J;

                           (ii)     the Security Agreement, executed and
delivered by Holdings, the Borrower, certain of their subsidiaries, the Collateral Agent, the Inventory and Receivables Security Agent and the other secured parties party thereto;

                           (iii)    the Senior Current Asset Security Agreement,
executed and delivered by Holdings, the Borrower, certain of their subsidiaries, and the Inventory and Receivables Security Agent;

                           (iv)     the Junior Current Asset Security Agreement,
executed and delivered by Holdings, the Borrower, certain of their Subsidiaries, the Collateral Agent and the other secured parties party thereto;

                           (v)      the Current Asset Intercreditor Agreement,
executed and delivered by Holdings, the Borrower, certain of their Subsidiaries, the Inventory and Receivables Security Agent and the Collateral Agent;

                           (vi)     the PPE Access Agreement, executed and
delivered by Holdings, the Borrower, certain of their Subsidiaries and the other parties party thereto;

                           (vii)    the JV Pledge Agreements, executed and
delivered by the Borrower, the Collateral Agent, the Inventory and Receivables Security Agent and the other secured parties party thereto;

                           (viii)   a mortgage with respect to each Mortgaged
Property, executed and delivered by the relevant Credit Party for the benefit of the Collateral Agent;

                           (ix)     the Guarantee Agreement executed by each of
Holdings and WP Steel Venture; and
such other documents, instruments, agreements and legal opinions as Agents shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agents.

                  (b) Term Loan Agreement. The Term Loan Agreement shall have been executed and delivered by each of the parties thereto in form and substance reasonably satisfactory to the Administrative Agent and the funding of loans under the Term Loan Agreement shall have occurred concurrently with the funding of the initial Loans to be made hereunder.

                  (c) Approvals. Agents shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or
(ii) an officer's certificate in form and substance reasonably satisfactory to Agents affirming that no such consents or approvals are required.

                  (d) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Inventory and Receivables Security Agent, to provide Borrower with Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $100,000,000.

                  (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
Section 1.9 (including the Fees specified in the Fee Letter), and shall have reimbursed Agents for all fees, costs and expenses of closing presented as of the Closing Date.

                  (f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to each Agent in its sole discretion.

                  (g) Due Diligence. Agents shall have completed their business and legal due diligence, including a roll forward of Inventory and Receivables Security Agent's previous Collateral audit with results reasonably satisfactory to Inventory and Receivables Security Agent.

                  (h) Confirmation Order. The Confirmation Order shall not have been reversed, vacated, amended, supplemented, modified, remanded or stayed and shall have become a Final Order.

                  (i) Plan of Reorganization. The Plan of Reorganization shall be the same in all material respects as that approved by the Bankruptcy Court on June 18, 2003, shall not have been materially amended, supplemented or modified, and no material provision thereof shall have been waived, in each case without the prior written consent of the Agents, and all conditions precedent to confirmation and the effectiveness of the Plan of Reorganization shall have been satisfied (or the waiver thereof shall have been consented to by the Agents) and the effectiveness of the Plan of Reorganization shall have occurred or shall be scheduled to occur but for the initial extension of credit contemplated hereunder and under the Term Loan Agreement and all Related Transactions shall have been or will be consummated in compliance in all material respects with all Requirements of Law.

                  2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Revolving Loan as a LIBOR Loan or incur or reinstate any Letter of Credit Obligation, if, as of the date thereof:

                  (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Administrative Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Administrative Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Revolving Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Administrative Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Revolving Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

                  (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), Borrower would not be in compliance with the Borrowing Availability requirements contained in paragraphs (c) and (d) of Annex G.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Revolving Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of the Liens of the Collateral Agent or the Inventory and Receivables Security Agent, as applicable, in favor of the Agents and Lenders.

3.       REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and perform their obligations hereunder, the Credit Parties hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

                  3.1      Financial Condition.

                  (a) The estimated unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Plan of Reorganization, (ii) the Indebtedness to be issued or incurred on the Closing Date (including Indebtedness with respect to the Loans) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of Holdings as at December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the Fiscal Years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and consolidated cash flows for the respective Fiscal Years then ended. The unaudited consolidated balance sheet of Holdings as at June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). None of Holdings, Borrower nor any of their consolidated Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case that would be required to be disclosed in accordance with GAAP, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2002 to and including the date hereof there has been no Disposition by Holdings or Borrower or any of their consolidated Subsidiaries of any material part of their business or property except Dispositions between Group Members contemplated by the Plan of Reorganization.

                  (c) In the case of each Joint Venture, to the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof) the audited consolidated balance sheets of such Joint Venture as at December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the Fiscal Years ended on such dates, reported on by and accompanied by an unqualified report from an independent certified public accountant, present fairly the consolidated financial condition of such Joint Venture as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective Fiscal Years then ended. To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof), the unaudited consolidated balance sheet of such Joint Venture as at March 31, 2003, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of such Joint Venture as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year end audit adjustments). To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof) all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof), as of the Closing Date no Joint Venture has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case that would be required to be disclosed in accordance with GAAP and that are not reflected in the most recent financial statements referred to in this paragraph. To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof), during the period from December 31, 2002 to and including the date hereof there has been no Disposition by a Joint Venture of any material part of its business or property.

                  (d) Holdings and its Subsidiaries maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which includes maintenance of proper books and records, that permits preparation of financial statements in conformity with GAAP and provides reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to Holdings and its Subsidiaries is made known to Responsible Officers of Holdings in a timely manner.

                  3.2 No Change. There has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2002. As of the Closing Date, there has been no development or event that has had a material adverse effect on the aggregate value of the "Collateral" as defined in the Security Agreement or in the aggregate value of the "Collateral" as defined in the JV Pledge Agreements relating to Ohio Coatings Company and Wheeling-Nisshin, Inc. (but in any case excluding Current Asset Collateral) since the appraisals dated September 2002 and May 2003 received from Asset Recovery & Valuation and Conway del Genio, respectively.

                  3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the conduct of its business and operations as currently conducted.

                  3.4 Power; Authorization; Enforceable Obligations. Each Credit Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Credit Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Related Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Disclosure Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in
Section 3.18. Each Loan Document has been duly executed and delivered on behalf of each Credit Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Credit Party party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5      No Legal Bar.

                  (a) The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the imposition of the Liens created by the Collateral Documents and the Junior Current Asset Security Agreement).

                  (b) No Group Member is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to impair the ability of the Group Members, taken as a whole, to perform their payment or other material obligation under the Loan Documents.

                  3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority (collectively, "Litigation") is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. No Group Member is subject to any final judgments, writs, injunctions or decrees of any Governmental Authority, compliance with which could be reasonably expected to have a Material Adverse Effect, or is in default with respect to any such judgment, writ, injunction or decree, which default could be reasonably expected to have a Material Adverse Effect.

                  3.7 No Default. No Group Member is in default under or with respect to any of its material Contractual Obligations. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Except as provided in Disclosure Schedule 3.8, each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3.

                  3.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property reasonably necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

                  3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other Charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings or the Borrower, no claim is being asserted, with respect to any such tax, fee or other Charge. Other than tax indemnity agreements in leasing transactions entered into in the ordinary course of business, no Group Member is a party to any tax sharing agreement with any Person other than another Group Member. Disclosure Schedule 3.10 is a true and complete list of each claim of a governmental unit of the kind entitled to priority in payment as specified in Section 502(1) and 507(a)(8) of the Bankruptcy Code, that Group Members will or expect to pay or to be required to pay during the six years immediately following the Closing Date.

                  3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

                  3.12 Labor Matters. Other than ordinary course employee grievances which are not material, in the aggregate: (a) there are no strikes, boycotts, work stoppages, walkouts or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  3.13 ERISA. Except as set forth in Disclosure Schedule 3.13, no Reportable Event (within the meaning of Section 412 of the IRC or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan (other than a Multiemployer Plan). No "accumulated funding deficiency" (within the meaning of Section 412 of the IRC or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the IRC except for such instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to result in a material liability. Except as set forth on Disclosure Schedule 3.13 hereto, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any Commonly Controlled Entity has been notified or is aware that any Multiemployer Plan is in Reorganization or Insolvent.

                  3.14 Investment Company Act; Other Regulations. No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  3.15 Subsidiaries. Except as disclosed to the Agents by the Borrower in writing from time to time after the Closing Date, (a) Disclosure
Schedule 3.15 sets forth the name and jurisdiction of incorporation of each direct or indirect Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of Holdings, including the Borrower, except as created by the Loan Documents.

                  3.16 Environmental Matters. Except as could not reasonably be expected to result in a Material Environmental Loss:

                  (a) each Group Member: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, without expense; any additional Environmental Permits that could reasonably be expected to be required of it will be timely obtained and complied with, without expense; and compliance with any Environmental Law that is or could reasonably be expected to become applicable to it will be timely attained and maintained, without expense.

                  (b) to the knowledge of Holdings or the Borrower, Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Group Member under any applicable Environmental Law or otherwise result in costs (other than ordinary and routine operating and maintenance costs consistent with historical expenditures) to any Group Member, or (ii) interfere with any Group Member's continued operations, or (iii) impair the fair market value, based on current use, of any real property owned by any Group Member.

                  (c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of the Borrower, threatened in writing.

                  (d) no Group Member has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) no Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  (f) no Group Member has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, under any Environmental Laws or with respect to any Materials of Environmental Concern.

For purposes of Section 8 of this Agreement (Events of Default), each of the foregoing representations and warranties contained in this Section 3.16 that are qualified by the knowledge of Holdings or the Borrower shall be deemed not to be so qualified.

                  3.17 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or the Confidential Information Memorandum contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. No statement or information contained in any other document, certificate or statement furnished by or on behalf of any Credit Party to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents contained as of the date such statement, information, document or certificate was so furnished, when taken in the aggregate, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Credit Party on the date hereof that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  3.18     Collateral Documents.

                  (a) The Collateral Documents are effective to create in favor of the Collateral Agent or Inventory and Receivables Security Agent, as applicable, for the benefit of the Agents and Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the pledged Capital Stock described in the Collateral

Documents, when stock certificates representing such pledged Capital Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Documents, when financing statements and other filings specified on Disclosure Schedule 3.18(a) in appropriate form are filed in the offices specified on Disclosure Schedule 3.18(a), the Collateral Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof that can be perfected by filing, as security for the Obligations (as defined in each Collateral Document), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.3).

                  (b) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Agents and Lenders and the other secured parties party to the Security Agreement, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Disclosure Schedule 3.18(b)-1, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.3). Disclosure Schedule 3.18(b)-2 lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries.

                  3.19 Solvency. Immediately after giving effect to the consummation of the Related Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, each Credit Party will be Solvent (giving effect to undisputed rights of contribution from each Group Member which, following payment of such contribution would itself continue to be Solvent).

                  3.20 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 except where flood insurance has been obtained in compliance with such Act.

                  3.21 Certain Documents. The Borrower has delivered to Agents complete and correct copies of the Related Transactions Documents, including any amendments, supplements or modifications with respect thereto.

                  3.22 Plan of Reorganization. The Plan of Reorganization has been confirmed by the Final Order of the Bankruptcy Court. All conditions precedent to the consummation of the Plan of Reorganization have been satisfied except for the making of the Loans and the loans to be borrowed under the Term Loan Agreement and the application of the proceeds thereof. All transactions which have been or will be undertaken in connection with the consummation of the Plan of Reorganization comply in all material respects with the Final Order, the Plan of Reorganization and all Requirements of Law.

                  3.23 Senior Indebtedness. The Obligations constitute senior indebtedness for purposes of, and are entitled to the subordination provisions contained in, the WHX Subordinated Note and the West Virginia Note.

                  3.24 Insurance. Disclosure Schedule 3.24 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy. Such policies are in full force and effect and in such amounts, with such deductibles and covering such risks as are insured against and carried in accordance with applicable law and prudent industry practice by U.S. steel companies similarly situated with the Borrower and owning or operating similar properties.

                  3.25     Deposit and Disbursement Accounts. Disclosure
Schedule 3.25 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

                  3.26 Government Contracts. Except as set forth in Disclosure Schedule 3.26, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section
3727) or any similar state or local law.

                  3.27 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

                  3.28     Bonding; Licenses. Except as set forth on Disclosure
Schedule 3.28, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

                  3.29 Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  3.30 Off Balance Sheet Transactions. None of the Credit Parties is a party to any "off-balance sheet arrangement" (within the meaning of Item 303(a)(4) of Regulation S-K under the Securities Act and the Exchange Act, as amended by SEC Release No. 33-8182 (January 28, 2003)) except as permitted pursuant to Section 6.12.

                  3.31 Inactive Subsidiaries. As of the Closing Date, each of Consumers Mining, Monessen Southwestern Railway and WP Coal is an Inactive Subsidiary.

4.       FINANCIAL STATEMENTS AND INFORMATION

                  4.1      Reports and Notices.

                  (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents or to Agents and Lenders, as required, the Financial Statements, notices, projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents or to Agents and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

                  4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) each Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including PricewaterhouseCoopers, and authorizes and shall instruct those accountants and advisors to communicate to each Agent and Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5.       AFFIRMATIVE COVENANTS

                  The Credit Parties hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or Agent hereunder, each of the Credit Parties shall and shall cause each of their Subsidiaries to:

                  5.1 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

                  5.2 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.3 Maintenance of Property. Keep all property useful and necessary in its business in good working order and condition.

                  5.4 Books and Records. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine, copy and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties.

                  5.5 Notices. Promptly give notice to each Agent and Lender of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) as soon as possible, and in any event within two (2) Business Days after Borrower knows or has reason to know thereof, notice of any matured or unmatured defaults with respect to any Indebtedness or leases relating to locations at which Collateral is located;

                  (d) any Litigation commenced or threatened against any Group Member that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief in connection with any Plan, (iii) alleges criminal misconduct by any Credit Party, (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; (v) involves any product recall; or (vi) relates to any Loan Document;

                  (e) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof: (i) the occurrence of any Reportable Event not set forth on Disclosure Schedule 3.13 with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; or (iii) any judicial or regulatory determination that the WHX Pension Plan is not a Single Employer Plan;

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

                  (g) (i) any adverse change in any credit rating assigned by S&P, Moody's or nationally recognized rating agency to Holdings, any Subsidiary of Holdings or any obligations thereof or (ii) any pending or threatened strike, boycott, work stoppage or other material labor dispute against any Group Member;

                  (h) the following events, as soon as possible and in any event within ten (10) days after any Group Member knows or has reason to know thereof: (i) any development, event, or condition that, individually or in the aggregate with other related developments, events or conditions, could reasonably be expected to result in a Material Environmental Loss; (ii) any written notice that any Governmental Authority may deny any application for a material Environmental Permit sought by, or revoke or refuse to renew any material Environmental Permit held by any Group Member; and (iii) any Governmental Authority has identified any Group Member as a potentially responsible party under any Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by any Group Member, which could result in a Material Environmental Loss; and

                  (i)      such other notices required pursuant to Annex E.

Excluding notices given in accordance with paragraph (i), each notice pursuant to this Section 5.5 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                  5.6      Environmental Laws.

                  (a) Comply in all material respects with, and undertake reasonable efforts ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and undertake reasonable efforts ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits necessary for their respective operations. For the avoidance of doubt, such compliance shall include, without limitation, with respect to the Borrower's facility in Mingo Junction, Ohio: (i) diligently seeking to obtain from the Ohio Environmental Protection Agency a final major source operating permit under Title V of the federal Clean Air Act Amendments of 1990; (ii) diligently seeking to obtain from the Ohio Environmental Protection Agency a final permit to install with respect to air emissions for the Electric Arc Furnace; and (iii) diligently seeking to obtain from the Ohio Environmental Protection Agency a National Pollution Discharge Elimination System Permit under the federal Clean Water Act that addresses wastewater discharges associated with the Electric Arc Furnace.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws provided, however, that Holdings and the Borrower shall not be deemed in violation of this Covenant if Holdings or the Borrower promptly challenges in good faith any such order or directive of any Governmental Authorities in a manner consistent with all applicable Environmental Laws and any applicable Requirement of Law, and pursues such challenge or challenges diligently, and the outcome of such challenges, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of its Subsidiaries; provided, however, that Holdings and Borrower shall be deemed not to be in violation of this 5.6(c) if Holdings and the Borrower effect a prompt response that is diligently pursued, consistent with principles of prudent environmental management and all applicable Environmental Laws, to any condition resulting from what would otherwise be a breach of this covenant, and such conditions (including such response) could not reasonably be expected to result in a Material Environmental Loss.

                  5.7      Additional Collateral, etc.

                  (a) With respect to any property acquired after the Closing Date by any Group Member and not subject to the Senior Current Asset Security Agreement (other than (x) any property described in paragraph (b) or (c) below and (y) any property subject to a Lien expressly permitted by Section 6.3(g)) as to which the Inventory and Receivables Security Agent, for the benefit of the Agents and Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Inventory and Receivables Security Agent such amendments to the Collateral Documents or such other documents as the Inventory and Receivables Security Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Agents and Lenders, a third priority security interest in such property (ranking after the security interest granted in such property to the Collateral Agent for the benefit of the Term Loan Lenders and the holders of Series A Notes) and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Agents and Lenders, a perfected third priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be requested by the Inventory and Receivables Security Agent.

                  (b) With respect to any (i) of the leasehold interests in real property set forth on Disclosure Schedule 5.7(b) (the "Leasehold Mortgaged Properties") hereto where the landlord under the applicable lease consents to the imposition of a mortgage Lien on such leasehold interests, or (ii) fee interest in any real property having a value (together with improvements thereof) of at least $250,000 acquired after the Closing Date by any Group Member (other than any such real property subject to a Lien expressly permitted by Section 6.3(g)), promptly (i) execute and deliver a third priority Mortgage (ranking after any mortgage securing the obligations of any Group Member in respect of Term Loan Obligations and obligations owed by the Company with respect to the Series A Notes), in favor of the Collateral Agent, for the benefit of the Agents and Lenders, covering such real property, (ii) if requested by the Inventory and Receivables Security Agent, provide the Collateral Agent for the benefit of the Agents and Lenders (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Inventory and Receivables Security Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Inventory and Receivables Security Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Inventory and Receivables Security Agent and (iii) if requested by the Inventory and Receivables Security Agent, deliver to the Collateral Agent for the benefit of the Agents and Lenders legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Inventory and Receivables Security Agent. With respect to each of the Leasehold Mortgaged Properties, the Borrower shall use commercially reasonable efforts to obtain the consent of the applicable landlord to the Lien of a Mortgage within 30 days following the Closing Date.

                  (c) With respect to any new Subsidiary created or acquired after the Closing Date by any Group Member and any of Consumers Mining, Monessen Southwestern Railway or WP Coal which ceases after the Closing Date to be an Inactive Subsidiary, promptly (i) execute and deliver to the Collateral Agent, such amendments to the Collateral Documents as the Inventory and Receivables Security Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Agents and Lenders, a perfected third priority security interest in the Capital Stock of such Subsidiary that is owned by any Group Member (ranking after any security interest in such Capital Stock securing the obligations of any Group Member in respect of Term Loan Obligations and obligations owed by the Company with respect to the Series A Notes), (ii) deliver to the Collateral Agent, the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such Subsidiary (A) to execute a Guarantee Agreement with respect to the Obligations and to become a party to such other Collateral Documents as the Inventory and Receivables Security Agent deems appropriate, (B) to take such actions necessary or advisable to grant to the Collateral Agent or the Inventory and Receivables Security Agent, for the benefit of the Agents and Lenders a perfected security interest in the Collateral described in the Collateral Documents with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Collateral Agent and (C) to deliver to the Inventory and Receivables Security Agent a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if requested by the Inventory and Receivables Security Agent, deliver to the Collateral Agent for the benefit of the Agents and Lenders legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Inventory and Receivables Security Agent.

                  5.8      Insurance.

                  (a) Required Insurance. The Borrower shall at all times maintain with insurance companies rated "A-" or better by AM Best's Rating Service, or another reputable industry equivalent the following minimum insurance policies:

                           (i)      From and after the Closing Date until the
physical completion date has occurred with respect to the Electric Arc Furnace, Construction All Risk Insurance subject to customary "all risk" forms including flood, earth movement, hazardous waste, transit, comprehensive boiler, turbine and machinery and operational testing insurance covering physical loss or damage with respect to the Electric Arc

Furnace including (A) coverage for the buildings, structures, furnace, boiler and machinery, equipment facilities, fixtures and other properties constituting a part of the Electric Arc Furnace (including equipment in which the Borrower has an insurable interest), (B) coverage for removal of debris, (C) transit coverage, including ocean marine coverage, if applicable (unless insured by the supplier), and (D) off-site coverage.

                           Such policy shall at all times insure an amount not
less than the full replacement cost of the Electric Arc Furnace and shall be in such form as shall be reasonably satisfactory to the Administrative Agent; provided, however, that flood and earthquake coverage each may be subject to an annual aggregate limit of at least $100,000,000 to the extent reasonably available, but in no event less than $25,000,000, and transit and off-site coverage shall be in an amount equal to full replacement cost. Deductibles for flood and quake not to exceed 2.0%.

                           These policies shall be written on a no coinsurance
basis and (as available on a commercially reasonable basis) shall provide from and after the Physical Completion Date for "single interest excess of loss" or "stipulated loss" insurance in an amount equal to the negative difference (if any) between the then outstanding EAF Loan Amount and the replacement cost of the Electric Arc Furnace.

                           These policies shall also be endorsed to provide that
(A) losses shall be adjusted as provided in Section 5.8(b), (B) the Administrative Agent is included as an additional insured, as its interests may appear, but shall not be liable for the payment of any premiums, and (C) any payment thereunder for loss or damage shall be made to the Collateral Agent, as sole loss payee. The policies may provide for deductible amounts of up to $500,000 per occurrence with $1,000,000 for testing and commissioning (as available on a commercially reasonable basis), unless otherwise agreed by the Administrative Agent.

                           (ii)     From and after the Closing Date until the
physical completion date has occurred with respect to the Electric Arc Furnace, a Pollution Legal Liability policy with limits of no less than $10,000,000 per occurrence and in the aggregate with a deductible of no more than $1,000,000.

                           (iii)    From and after the Closing Date until the
date on which all Loans have been paid in full and all Revolving Loan Commitments have terminated, "all risk" property insurance (to the extent not duplicative of the construction all risk insurance obtained pursuant to clause
(i) above), such "all risk" property insurance to be subject to customary "all risk" forms including, in each case, flood, earth movement, transit, comprehensive boiler, turbine and machinery and operational testing insurance covering physical loss or damage with respect to properties of the Borrower and its Subsidiaries, including (A) coverage for the buildings, structures, furnace, boiler and machinery, equipment facilities, fixtures and other properties of the Borrower and its Subsidiaries (including equipment in which the Borrower or any of its Subsidiaries has an insurable interest), (B) coverage for Inventory, (C) coverage for removal of debris, (D) transit coverage, including ocean marine coverage, if applicable (unless insured by the supplier), and (E) off-site coverage. Insurance will be carried in such amounts, against such risks and with such terms (including co-insurance, deductibles, limits of liability and loss payment provisions) consistent with reasonable and prudent industry practice but in any event from 11/01/03 such policies shall at all times insure an amount not less than the greater of the Probable Maximum Loss (as calculated by an independent third party and subject to the approval of the Administrative Agent and the Inventory and Receivables Security Agent) or $250,000,000, and carry replacement cost values, and shall be in such form as shall be reasonably satisfactory to the Administrative Agent; provided, however, that (A) flood and earthquake coverage each may be subject to an annual aggregate limit of at least $100,000,000 to the extent reasonably available, but in no event less than $25,000,000, and (B) transit and off-site coverage shall be in an amount equal to full replacement cost.

                  The policy shall be written on a no coinsurance basis and shall provide from and after the physical completion date with respect to the Electric Arc Furnace, the Electric Arc Furnace must be covered under the Property Insurance Program described in this section at full replacement cost value. The policy shall also be endorsed to provide that (A) losses shall be adjusted as provided in Section 5.8(b), (B) the Collateral Agent and Inventory and Receivables Security Agents are included as additional insureds, as their interests may appear, but shall not be liable for the payment of any premiums, and (C) any payment thereunder for loss or damage shall be made to the Collateral Agent, as sole loss payee, except for payments thereunder for loss or damage with respect to Inventory which shall be made to the Inventory and Receivables Security Agent, as sole loss payee. The policies may provide for deductible amounts of up to $2,000,000 per occurrence, unless otherwise agreed by the Administrative Agent.

                           (iv)     From and after the Closing Date until the
date on which all Loans have been paid in full and all Revolving Loan Commitments have terminated, business interruption insurance, in such form as shall be reasonably satisfactory to the Administrative Agent and with limits in amounts sufficient to cover scheduled payments on all Indebtedness and continuing expenses of the Borrower and its Subsidiaries during a period of at least twelve months; provided that the applicable policy may provide that the insurance proceeds will not be payable with respect to up to the first 30 days of each business interruption with the Collateral Agent and the Inventory and Receivables Security Agent as loss payees as their interests may appear.

                           (v)      During construction and for operations,
comprehensive or commercial general liability insurance on an "occurrence" basis or a "claims made" basis, against claims for "bodily injury" and "property damage" occurring on, in or about the properties of the Borrower and its Subsidiaries and the adjoining streets, sidewalks and passageways, in a minimum amount of $2,000,000 coverage per occurrence with respect to personal injury or death to any one or more persons or damage to property; $2,000,000 products/completed operations aggregate; and $4,000,000 general aggregate, which insurance shall (i) be in such form as shall be reasonably satisfactory to the Administrative Agent, (ii) contain "broad form" and other endorsements covering, among other things, products and completed operations, contractual liability, broad form property damage, explosion, collapse and underground hazards, and
(iii) be endorsed to include the Administrative Agent as additional insured, as its interests may appear.

                           (vi)     From and after the Closing Date until the
date on which all Loans have been paid in full and all Revolving Loan Commitments have terminated, business automobile liability insurance against claims for bodily injury, death or property damage arising out of the use of all owned, non owned and hired vehicles by the Borrower and its Subsidiaries and their its agents and employees, including loading and unloading, such insurance to be in the amount of at least $1,000,000 coverage per occurrence with respect to bodily injury or death to one or more persons or damage to property and to be in such form as shall be reasonably satisfactory to the Administrative Agent.

                           (vii)    From and after the Closing Date until the
date on which all Loans have been paid in full and all Revolving Loan Commitments have terminated, workers' compensation insurance as required by local law, or if allowed under local law the Borrower shall have the option to become a "qualified" self-insurer, approved by the appropriate regulatory authorities in the relevant jurisdiction with a maximum self-insured retention of $1,000,000 per occurrence. If Borrower becomes a "qualified" self-insurer then supplementary workers' compensation coverage providing full statutory limits over the self-insured retention shall be purchased (where required by state statute). Employers liability insurance with a minimum limit of $1,000,000 per occurrence shall be carried.

                           (viii)   From and after the Closing Date until the
date on which all Loans have been paid in full and all Revolving Loan Commitments have terminated, excess "umbrella" liability insurance on an "occurrence" basis or, subject to the proviso to this paragraph (viii), a "claims made" basis against risks of the types described in clauses (iv) and (v) above and in excess of the employers liability insurance (but excluding workers compensation) described in clause (vii) above, in an amount which results in a combined amount of primary and excess insurance required hereby of not less than $50,000,000 for any occurrence and not less than $50,000,000 in the aggregate on an annual basis and in such form as shall be satisfactory to the Administrative Agent; provided that if such insurance is written on a "claims made" basis and the policy is not renewed, the Borrower shall obtain for such policy an extended reporting period coverage or "tail" of at least three years past the final day of coverage of such policy and shall provide the Administrative Agent with evidence that such extended reporting period coverage or "tail" has been obtained.

                  Insurance required in clauses (v), (vi), (vii) and (viii) may be provided with a combination of primary and excess policies as long as the combined limits equal the per occurrence and aggregate limit required herein.

                  Notwithstanding the requirements stated above, in the event any insurance (including the limits or deductible thereof) required to be maintained pursuant to clause (viii) above shall not be available and commercially feasible in the commercial insurance markets (taking into account in determining "commercial feasibility" the Borrower's obligations under the Loan Documents and its ability to self-insure without impairing its ability to make scheduled payments on its Indebtedness), the Required Lenders agree to waive such requirement to the extent the maintenance thereof is not so available, provided, however, that (i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisors of recognized national standing (one of which may be the Borrower's insurance advisor and one of which may be the Lenders' insurance consultant) certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for similar steel mill projects (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions, the form and substance of such reports to be reasonably satisfactory to the Required Lenders; (ii) at any time after the granting of any such waiver (but not more than twice in each calendar year), the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within 30 days after such request, supplemental reports reasonably acceptable to the Required Lenders from such insurance advisors updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

                  (b) Policy Provisions. All insurance policies maintained in accordance with clauses (i), (ii) or (iii) of paragraph (a) of this Section
5.8 (i) shall contain either the New York standard mortgagee clause or 438 BFU and (ii) shall provide that so long as no Event of Default shall have occurred and be continuing, property losses, if any, shall be adjusted with the Borrower and shall be made payable to the Borrower or its order, except that as to any insured loss in excess of $1,000,000, such loss shall be adjusted with the Borrower but final settlement will be made with the concurrence of the Collateral Agent or, with respect to payments on account of coverage described in paragraph (a)(iii)(B) above, the Inventory and Receivables Security Agent, which concurrence shall not be unreasonably withheld, and shall be payable solely to the Collateral Agent or the Inventory and Receivables Security Agent, as applicable. All insurance policies maintained in accordance with this Section
5.8 (i) shall provide that no cancellation, termination or material change in such insurance shall be effective until at least 30 days (10 days in the case of non-payment of premium) after the insurer shall have given written notice thereof to the Collateral Agent and, with respect to policies maintained in accordance with paragraph (a)(iii)(B) above, the Inventory and Receivables Security Agent, (ii) except for the insurance referred to in clause (vi) of paragraph (a) above, shall contain a waiver of any rights of subrogation of the insurer against the Collateral Agent or, with respect to payments on account of coverage described in paragraph (a)(iii)(B) above, the Inventory and Receivables Security Agent, and a waiver of any rights of the insurer to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Collateral Agent or the Inventory and Receivables Security Agent, as applicable, (iii) in the case of the insurance referred to in clauses (iv) and (vii) of paragraph (a) above, shall provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrower) shall operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by any insured covering a loss which is also covered under the insurance policies maintained by the Borrower pursuant to this Section 5.8, and (iv) shall provide that the Collateral Agent and the Inventory and Receivables Security Agent, as applicable, as additional insureds and loss payees shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. The Borrower shall be solely responsible for any deductibles, coinsurance, retained risk or risk sharing under all insurance policies.

                  (c) Reports, Etc. The Borrower will advise the Administrative Agent and the Lenders in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Section 5.8. The Borrower will also deliver to the Administrative Agent, promptly upon request and in any event within 30 days after the end of each Fiscal Year, a certificate signed by an authorized officer of an independent insurance broker of recognized national standing (x) attaching certificates of all insurance policies relating to the Borrower and stating that all premiums then due thereon have been paid and that the same are in full force and effect and (y) stating that such insurance policies comply with the requirements of this Section 5.8. If requested by the Administrative Agent, the Borrower will either (i) deliver copies of such insurance policies to the Administrative Agent or (ii) make such policies available for examination by the Administrative Agent at the offices of the Borrower.

                  (d) Other Insurance. (i) Nothing in this Section 5.8 shall prohibit the Borrower from maintaining, at its expense, insurance on or with respect to the Electric Arc Furnace or its properties or business, naming the Borrower as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the availability of insurance required to be maintained under Section 5.8(a); provided that such insurance shall not reduce the amount of insurance proceeds that would be payable to the beneficiaries pursuant to policies of insurance maintained under Section 5.8(a) and the Borrower shall have obtained and delivered evidence satisfactory to the Administrative Agent to such effect.

                  (e) Additional Insurance. The Inventory and Receivables Security Agent reserves the right to require the provision of additional insurance over the terms of this Agreement, subject to insurance being available on a commercially reasonable basis, as may be required from time to time for insurable risks which may arise in the course of business operations.

                  5.9 Supplemental Disclosure. From time to time as may be reasonably requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties' election, supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) except for updates to Disclosure Schedule 1.2 from time to time for purposes of Section 1.7(b), no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agents and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

                  5.10 Intellectual Property. Conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

                  5.11 Landlord Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Current Asset Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Current Asset Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Inventory and Receivables Security Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Inventory and Receivables Security Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory at that location shall, in Inventory and Receivables Security Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Inventory and Receivables Security Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to processors, converters or warehousemen in an aggregate amount at any one time exceeding $50,000 for any single processor, converter or warehouseman or $250,000 in the aggregate for all such processors, converters or warehousemen under arrangements established after the Closing Date without the prior written consent of Inventory and Receivables Security Agent (which consent, in Inventory and Receivables Security Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Inventory and Receivables Security Agent) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Current Asset Collateral is or may be located.

                  5.12 Further Assurances. Upon the reasonable request of any Agent, duly execute and deliver, or cause to be duly executed and delivered, to such Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

6.       NEGATIVE COVENANTS

                  The Credit Parties hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or Agent hereunder, each of the Credit Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

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

                  6.1 Financial Condition Covenants. Breach or fail to comply with any of the Financial Covenants.

                  6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Credit Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Wholly Owned Subsidiary Guarantor and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Wholly Owned Subsidiary Guarantor; provided, that prior to the making of the first such intercompany loan (i) Borrower shall have executed and delivered to each such Wholly Owned Subsidiary Guarantor, and each such Wholly Owned Subsidiary Guarantor shall have executed and delivered to Borrower or each other Wholly Owned Subsidiary Guarantor a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by Borrower to such Wholly Owned Subsidiary Guarantor or by such Wholly Owned Subsidiary Guarantor to Borrower or such other Wholly Owned Subsidiary Guarantor, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Collateral Agent pursuant to the Security Agreement as additional collateral security for the Obligations and the other obligations referred to therein; (ii) Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Administrative Agent; (iii) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to the Administrative Agent; (iv) at the time any such intercompany loan or advance is made by Borrower, and after giving effect thereto, Borrower shall be Solvent;
(v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) the aggregate amount of such intercompany loans owing by Borrower to all such Wholly Owned Subsidiary Guarantors and between Wholly Owned Subsidiary Guarantors shall not exceed $5,000,000 at any one time outstanding; and (vii) the aggregate balance of all such intercompany loans owing to Borrower shall not exceed $1,000,000 at any time.

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor permitted by this Agreement;

                  (d) Indebtedness outstanding on the date hereof and listed on Disclosure Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing the committed amount or shortening the maturity thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

                  (f) Indebtedness of the Borrower in respect of any Profit Sharing Notes;

                  (g) Indebtedness of the Borrower or any of its Subsidiaries in connection with Swap Agreements permitted pursuant to Section 6.12;

                  (h) Indebtedness of any Credit Party in respect of the Term Loan Agreement;

                  (i) Indebtedness of any Credit Party in respect of the EAF Supplemental Loan Agreement;

                  (j) the Plan of Reorganization Indebtedness and any refinancings, refundings, renewals or extensions thereof (without increasing the committed amount or shortening the maturity amount thereof); and

                  (k) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

                  6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Disclosure Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens securing Indebtedness and other obligations incurred under this Agreement, the Loan Documents, the Term Loan Agreement, the Series A Notes, the Series B Notes and the RDL Obligations and granted pursuant to the Collateral Documents and the Junior Current Asset Security Agreement;

                  (i) Liens granted with respect to the EAF Cash Collateral Account and securing Indebtedness and other obligations incurred under the Term Loan Agreement;

                  (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

                  (k) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time.

                  6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor other than WP Steel Venture (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor other than WP Steel Venture (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.5; and

                  (c) any Investment expressly permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation.

                  6.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of Inventory in the ordinary course of business;

                  (c)      Dispositions permitted by clause (i) of Section
6.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor other than WP Steel Venture; and

                  (e) the Disposition of other property having a fair market value not to exceed $15,000,000 in the aggregate during the term of this Agreement.

                  6.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) Holdings may purchase or otherwise acquire from any qualified participant in (i) the WHX employee stock ownership plan ("WHX ESOP"), Capital Stock of WHX received by such individual in a distribution from such WHX ESOP, provided that such purchase is made pursuant to a put option contained in the governing documents for the WHX ESOP, and further provided that the aggregate amount of all the Restricted Payments made under this clause (i) shall not exceed $3,000,000 in the aggregate during the term of this Agreement and
(ii) any other Holdings employee stock ownership plan, Capital Stock of Holdings and Profit Sharing Notes received by such individual in a distribution from such employee stock ownership plan provided that the aggregate amount of all Restricted Payments made under this clause (ii) shall not exceed $500,000 in any Fiscal Year;

                  (c) WP Steel Venture may make Restricted Payments to Holdings; and

                  (d) the Borrower may make Restricted Payments to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business (including expenses incurred in connection with insurance, director compensation and legal and accounting services) not to exceed $2,500,000 in any Fiscal Year and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group.

                  6.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except:

                  (a) Capital Expenditures relating to the construction of the Automatic Roll Changer System in an aggregate amount not to exceed (i) prior to April 1, 2004, $7,475,000 or (ii) from and after April 1, 2004 and together with any expenditures prior to April 1, 2004, $20,000,000; provided that the Borrower may not make any Capital Expenditures pursuant to clause (ii) unless and until such time as the Administrative Agent is reasonably satisfied that the performance of the Borrower is generally consistent with the projected performance of the Borrower for a period of three consecutive Fiscal Quarters (or such shorter period as has elapsed since the Closing Date) as set forth in the Confidential Information Memorandum or, with respect to Fiscal Quarters subsequent to that ended December 31, 2004, as set forth in the projections delivered to the Agents pursuant to paragraph (c) of Annex E which are consistent with the related annual projections contained in the Confidential Information Memorandum;

                  (b) Capital Expenditures relating to the construction of the Allenport Cold Mill Improvements in an aggregate amount not to exceed $12,000,000;

                  (c) Capital Expenditures relating to the construction of the Electric Arc Furnace in an aggregate amount not to exceed Available Construction Funds (as defined in the Term Loan Agreement as in effect on the date hereof); and

                  (d) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not relating to the construction of the Automatic Roll Changer System, the Allenport Cold Mill Improvements or the Electric Arc Furnace and not exceeding for any Fiscal Year the amount set forth for such Fiscal Year below:

                                                         PERMITTED CAPITAL
                FISCAL YEAR                              EXPENDITURE AMOUNT
---------------------------------------                  ------------------
2003...................................                  $     20,700,000
2004...................................                  $     33,900,000
2005...................................                  $     44,000,000
2006...................................                  $     37,100,000

provided, that (i) up to 50% of any such amount referred to in Schedule 6.7, if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next succeeding Fiscal Year (but not further), (ii) Capital Expenditures made pursuant to this Section during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (i) above and (iii) Capital Expenditures made with the proceeds of any asset dispositions or casualty events in accordance with Sections 1.3(c) and (e) shall not be counted in determining compliance with this Section 6.7.

                  6.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business in a manner consistent with the Existing Credit Policies;

                  (b)      investments in Cash Equivalents;

                  (c)      Guarantee Obligations permitted by Section 6.2;

                  (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

                  (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any asset dispositions or casualty events in accordance with Sections 1.3(c) and (e);

                  (f) intercompany Investments by any Group Member in the Borrower or any Person other than WP Steel Venture that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                  (g)      Investments made in accordance with Section 6.6(b);
and

                  (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed (i) $5,000,000 in any Fiscal Year or (ii) $25,000,000 in the aggregate during the term of this Agreement; provided, that immediately after giving effect to any such Investment (including any Indebtedness incurred or assumed in connection therewith), (A) the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.1 as of the end of the most recently completed period of four Fiscal Quarters for which financial statements have been delivered pursuant to Section 4.1 as if such Investment had been made (and such Indebtedness incurred) at the beginning of such period and (B) in the case of an Investment in an amount equal to or greater than $5,000,000, either (I) the business operations to be acquired shall have had positive EBITDA (calculated in the same manner set forth in the definition "Consolidated EBITDA") for the period of 12 months immediately prior to the consummation of the Investment or (II) after giving effect to the Investment (and any Indebtedness incurred therewith) and any costs savings to be achieved or other adjustments to Consolidated EBITDA to be made in connection therewith (in each case which are approved by an independent third party reasonably satisfactory to the Administrative Agent), the pro forma Consolidated EBITDA of Holdings as of the end of the most recently completed period of four Fiscal Quarters for which financial statements have been delivered pursuant to Section 4.1 shall be greater than or equal to the actual Consolidated EBITDA of Holdings as reported to the Administrative Agent and Lenders in accordance with Section 4.1; provided further, that, notwithstanding clause (i) above but subject to the conditions set forth in clause (ii) above and the preceding proviso, the Borrower may make Investments in any Fiscal Year in an aggregate amount up to $10,000,000 (or, with the consent of the Agents, $20,000,000) if (i) after giving effect to any Investment which would cause the aggregate Investments for such Fiscal Year to exceed $5,000,000, Borrowing Availability shall exceed $75,000,000 and (ii) the Consolidated Fixed Charge Coverage Ratio for the most recently completed period of four consecutive Fiscal Quarters for which financial statements and a Ratio and Compliance Certificate have been delivered is at least 1.00 to 1.0.

                  6.9 Optional Payments and Modifications of Certain Agreements. (a) Directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Plan of Reorganization Indebtedness or Profit Sharing Note (except as permitted in accordance with Section 6.6(b)) prior to the stated maturity thereof, provided that, if no Default or

Event of Default shall then exist and be continuing, Borrower may apply 50% of cash distributions received from the Joint Ventures (excluding Feralloy-Wheeling Specialty Processing Co.) during the first five years following the Closing Date and 100% thereafter to pay accrued and unpaid interest on the Series A Notes and, to the extent of any excess after payment of such interest, to prepay principal thereon; (b) make cash payments on account of accrued and unpaid interest on (i) the Series A Notes or Series B Notes at a rate per annum in excess of 2% per annum of the principal amount thereof while any Default or Event of Default shall exist and be continuing or (ii) the WHX Subordinated Note or the West Virginia Note except from Excess Cash Flow (as defined in the Term Loan Agreement as in effect on the date hereof) which is not required to be applied to the prepayment of Term Loans and provided that no Default or Event of Default shall have occurred and be continuing; or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any of the Plan of Reorganization Indebtedness, the RDL Deferred Payment Agreement, the Master Labor Agreement or the Constitutive Documents in any manner which could reasonably be considered to be adverse to the interests of the Lenders.

                  6.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, investment, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Excluding receipts in connection with any JV Supply Agreement, if any affiliate transaction or series of related affiliate transactions involves payments or receipts in excess of $5,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to the Agents. All such affiliate transactions existing as of the date hereof are described in Disclosure Schedule 6.10.

                  6.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member; provided, that to the extent permitted by Section 6.2, the Borrower and any Subsidiary Guarantor may enter into such a transaction to finance the acquisition of fixed or capital assets.

                  6.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements (i) entered into to hedge or mitigate commodity, energy or currency risks to which the Borrower or any Subsidiary has actual exposure and (ii) not for speculative purposes and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary in a notional amount of not more than $300,000,000.

                  6.13 Changes in Fiscal Periods. Permit the Fiscal Year of Holdings or the Borrower to end on a day other than December 31 or change Holdings' or the Borrower's method of determining Fiscal Quarters.

                  6.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, in each case except for such encumbrances or restrictions (i) existing under or by reason of the Loan Documents, the Term Loan Agreement or the EAF Supplemental Loan Agreement as in effect on the date hereof and (ii) with respect to any Subsidiary, imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  6.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  6.16 Restrictions on WP Steel Venture. Allow WP Steel Venture to (i) create or acquire any Subsidiary, (ii) engage in any Material Acquisition or (iii) enter into any business or activity except for those businesses and activities in which WP Steel Venture is engaged on the Closing Date and are disclosed in Disclosure Schedule 6.16.

                  6.17 Excluded Foreign Subsidiaries. Create, acquire or allow to exist any Excluded Foreign Subsidiary.

7.       TERM

                  7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

                  7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agents and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of each Agent and Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of
Section 11, the payment obligations under Sections 1.15 and 1.16 and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  8.1 Events of Default. If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) or fail to pay any reimbursement obligation with respect to any Letter of Credit when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within two Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Credit Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Credit Party shall default in the observance or performance of any agreement contained in Section 1.4, Section 1.8, clause
(i) or (ii) of Section 5.2(a) (with respect to Holdings and the Borrower only),
Section 5.5(a), Section 5.8, Section 6 or any of the provisions set forth in Annexes C or G of this Agreement or Sections 5.4 and 5.6(b) of the Senior Current Asset Security Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) (i) Borrower shall default in the performance of any agreement set forth in (A) Annex F or paragraphs (a), (b), (c), (d), (i) or (j) of Annex E, and such default shall continue unremedied for a period of three (3) days or (B) any other agreement set forth in Section 4 or in Annex E, and such default shall continue unremedied for a period of seven (7) Business Days; or
(ii) any Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section or clause (i) of this paragraph (d)), and such default shall continue unremedied for a period of 30 days after (i) notice to the Borrower from the Administrative Agent or the Requisite Lenders or (ii) knowledge of the Borrower, whichever is earlier; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit publicly or in writing its inability to, pay its debts as they become due; or (vi) any Group Member shall not be Solvent; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such

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event or condition, together with all other such events or conditions, if any, would, in the judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (in excess of amounts paid or insured as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Collateral Documents shall cease, for any reason, to be in full force and effect, or any Credit Party or any Affiliate of any Credit Party shall so assert, or any Lien created or purported to be created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to any material amount of the Collateral; or

                  (j) the guarantee of any Credit Party contained in the Guarantee Agreement or any similar agreement entered into guaranteeing payment of the Obligations shall cease, for any reason, to be in full force and effect (except as a result of a disposition, liquidation or merger of a Credit Party permitted by Section 6.4) or any Credit Party or any Affiliate of any Credit Party shall so assert; or

                  (k) (i) (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than United Steelworkers of America (together with any trustee or entity appointed thereby to hold common stock of Holdings on its behalf, including the VEBA Trust, the "Union") shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings or (B) the Union shall (I) vote or have the ability to vote more than 27% of the outstanding common stock of Holdings in any election of one or more directors of Holdings or (II) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 40% of the outstanding common stock of Holdings, provided that it shall not be an Event of Default hereunder if the Union shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 40% of the outstanding common stock of Holdings so long as (I) the acquisition of Holdings common stock (or rights to acquire Holdings common stock) which causes the Union's beneficial ownership to exceed 40% (and each acquisition of Holdings common stock by the Union thereafter) is made directly from Holdings and (II) the Union's beneficial ownership does not at any time equal or exceed 50% of the outstanding common stock of Holdings; (ii) the board of directors of Borrower shall cease to consist of a majority of Continuing Directors; or (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Security Agreement); or

                  (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower and WP Steel Venture, (ii) incur, create,

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

assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law,
(y) obligations pursuant to the Loan Documents, the loan documents relating to the Term Loan Agreement and the EAF Supplemental Loan Agreement to which it is a party, the Series A Notes, the Series B Notes and the RDL Obligations and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower or WP Steel Venture in accordance with Section 6.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower or WP Steel Venture; or

                  (m) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made; or

                  (n) any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities (whether as a result of strike, boycott, an event of force majeure or otherwise) of any Group Member generating more than 10% of Holdings' revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days; or

                  (o) assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Holdings or the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Requisite Lenders, the Administrative Agent may, or upon the request of the Requisite Lenders, the Administrative Agent shall, by notice to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                  9.1      Assignment and Participations.

                  (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Revolving Loan Commitment or any

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

portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $1,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Administrative Agent of an assignment fee of $3,500 and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed; provided that in no event shall the consent of the Borrower or the Administrative Agent be required for an assignment to a Lender or to an affiliate of a Lender. In the case of an assignment by a Lender under this
Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Revolving Loan Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Administrative Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this
Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Revolving Loan Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender".

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Except as set forth in the preceding sentence neither Borrower nor any other
Credit Party shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this
Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.17.

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Revolving Loan Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under
Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with
Section 1.15(a).

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Revolving Loan Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written

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

consent of, Borrower and Administrative Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

                  9.2 Appointment of Agents. Royal Bank of Canada and GE Capital are hereby appointed to act on behalf of all Lenders as Administrative Agent and Inventory and Receivables Security Agent, respectively, under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Administrative Agent, the Inventory and Receivables Security Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. No Agent shall have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agents shall be mechanical and administrative in nature and no Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by Royal Bank of Canada or GE Capital or any of their Affiliates in any capacity. No Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  If any Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders, Supermajority Lenders, or all affected Lenders, as the case may be, and such Agent shall not incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the

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

opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

                  No Documentation Agent or Syndication Agent shall have any duties or responsibilities or incur any liabilities hereunder in its capacity as such.

                  9.3 Agent's Reliance, Etc. No Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to such Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4 Royal Bank of Canada, GE Capital and Affiliates. With respect to its Revolving Loan Commitments hereunder, each of Royal Bank of Canada and GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and each may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Royal Bank of Canada and GE Capital in its individual capacity. Royal Bank of Canada, GE Capital and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if Royal Bank of Canada or GE Capital, as appropriate, were not an Agent and without any duty to account therefor to Lenders. Royal Bank of Canada, GE Capital and their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to

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account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between each of Royal Bank of Canada and GE Capital as a Lender holding disproportionate interests in the Loans and each of Royal Bank of Canada and GE Capital as an Agent.

                  9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 3.1 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6 Indemnification. Lenders agree to indemnify each Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to the Lenders' respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Agent is not reimbursed for such expenses by Credit Parties.

                  9.7 Successor Agent. Any Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent or Inventory and Receivables Security Agent, as the case may be. If no such successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the

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

resigning Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as an Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as an Agent under this Agreement and the other Loan Documents.

                  9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Administrative Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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                  9.9      Advances; Payments; Non-Funding Lenders; Information;
Actions in Concert.

                  (a)      Advances; Payments.

                           (i)      Administrative Agent shall notify Lenders,
promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii)     Not less than once during each calendar week
or more frequently at Administrative Agent's election (each, a "Settlement Date"), Administrative Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Administrative Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Administrative Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrower on behalf of any Lender and is not reimbursed

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therefor on the same Business Day as such Advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

                  (c)      Return of Payments.

                           (i)      If Administrative Agent pays an amount to a
Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                           (ii)     If Administrative Agent determines at any
time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Administrative Agent or a Person acceptable to Administrative Agent shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Revolving Loan Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Dissemination of Information. Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default;

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provided, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders.

10.      SUCCESSORS AND ASSIGNS

                  10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agents and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agents and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

                  11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

                  11.2     Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by an Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any

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event be effective unless the same shall be in writing and signed by
Administrative Agent and Borrower, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses
(b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates, Inventory Cap or Liquidation Percentage set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be made in accordance with Sections 1.6 and 1.7. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by the Administrative Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by the Administrative Agent, the Borrower and the Lenders which would otherwise be required to agree to such waiver or consent in accordance with the applicable provisions of this Section 11.2.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Revolving Loan Commitment; (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)-(f)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any material portion of the Guarantors from their guarantee obligations under the Collateral Documents or release any material portion of the Collateral (which action shall be deemed to directly affect all Lenders), except as otherwise permitted herein or in the other Loan Documents; (vi) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) reduce the minimum Borrowing Availability required by paragraph (d) of Annex G (which action shall be deemed to directly affect all Lenders); (viii) increase the aggregate amount of Revolving Loan Commitments (which action shall be deemed to directly affect all Lenders); and
(ix) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of any Agent or the L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by such Agent or the L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Inventory and Receivables

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Security Agent to direct Collateral Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                           (i)      requiring the consent of all affected
Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and
(iv) below being referred to as "Non Consenting Lender");

                           (ii)     requiring the consent of Supermajority
Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained; or

                           (iii)    requiring the consent of Requisite Lenders,
the consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained;

then, so long as neither the Administrative Agent nor the Inventory and Receivables Security Agent is a Non Consenting Lender, at Borrower's request Administrative Agent, or a Person reasonably acceptable to Administrative Agent, shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Revolving Loan Commitments of such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Revolving Loan Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Inventory and Receivables Security Agent shall so inform Collateral Agent after which date the Agents and the Lenders shall no longer have any interest in the Collateral Documents.

                  11.3 Fees and Expenses. Borrower shall reimburse (i) Agents for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agents (and, with respect to clauses (c) and (d)

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

below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

                  (a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to any Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than any Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

                  (c) any attempt to enforce any remedies of any Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to any Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

                  (e) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of

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accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4 No Waiver. Any Agent's or Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of such Agent or Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by any Agent or Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent, Inventory and Receivables Security Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

                  11.5 Remedies. Agents' and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Agent or Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

                  11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8 Confidentiality. Each Agent and Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that each Agent and Lender may disclose such information (a) to Persons employed or engaged by such Agent or Lender; (b) to any other Lender or any affiliate of a Lender; (c) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this

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Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (d) as required or requested by any Governmental Authority or reasonably believed by such Agent or Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (e) as, on the advice of such Agent's or Lender's counsel, is required by law; (f) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent or Lender is a party; or (g) that ceases to be confidential through no fault of any Agent or Lender. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the obligations of confidentiality contained herein and therein, as they relate to the transactions provided for or contemplated herein (collectively, the "Transaction"), shall not apply to the tax structure or tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Transaction.

                  11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY AGENT; PROVIDED, FURTHER THAT IF FOR ANY REASON THE STATE AND FEDERAL COURTS SITTING IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK CANNOT OR WILL NOT ACCEPT JURISDICTION OVER ANY SUCH SUIT, ACTION OR PROCEEDING,

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THEN THE EXCLUSIVITY OF JURISDICTION IN SUCH NEW YORK COURTS SHALL NOT APPLY.
EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

                  11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or any Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

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                  11.13    WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Royal Bank of Canada, GE Capital or any of their affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to such party and without the prior written consent of such party unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Royal Bank of Canada or GE Capital, as applicable, before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Agent or Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Such Agent or Lender shall provide a draft of any advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

                  11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

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                  11.17    No Strict Construction.

                  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    WHEELING-PITTSBURGH CORPORATION

                                    By:    /s/ Paul J. Mooney
                                        ----------------------------------------
                                    Name:  Paul J. Mooney
                                    Title: EVP and CFO

                                    WHEELING-PITTSBURGH STEEL
                                    CORPORATION, as Borrower

                                    By:    /s/ Paul J. Mooney
                                        ----------------------------------------
                                    Name:  Paul J. Mooney
                                    Title: EVP and CFO

                                    ROYAL BANK OF CANADA, as Administrative
                                    Agent

                                    By:    /s/ Gail Watkin
                                        ----------------------------------------
                                    Name:  Gail Watkin
                                    Title: Manager, Agency

                                    ROYAL BANK OF CANADA
                                    Name of Lender

                                    By:    /s/ Waldo M. Abbot
                                        ----------------------------------------
                                    Name:  Waldo M. Abbot
                                    Title: Vice President

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Inventory and Receivables
                                    Security Agent and Documentation Agent

                                    By:     /s/ Greg Eck
                                        ----------------------------------------
                                    Name:   Greg Eck
                                    Title:  Duly Authorized Signatory

                                    CIT GROUP/BUSINESS CREDIT, INC.
                                    Name of Lender

                            By: /s/ Alan Strauss
                                ------------------------------------------------
                            Name: Alan Strauss
                            Title: Vice President

                            FLEET CAPITAL CORPORATION
                            Name of Lender

                            By: /s/ Allan R. Juleus
                                ------------------------------------------------
                            Name: Allan R. Juleus
                            Title: Senior Vice President

                            CONGRESS FINANCIAL CORPORATION
                            Name of Lender

                            By: /s/ Terese K. Gatto
                                ------------------------------------------------
                            Name: Terese K. Gatto
                            Title:  Vice President

                            BANK ONE, N.A. (WITH ITS MAIN OFFICE IN CHICAGO, IL) Name of Lender

                            By: /s/ Roger F. Reeder
                                ------------------------------------------------
                            Name: Roger F. Reeder
                            Title:  VP/Associate Director

                            ORIX FINANCIAL SERVICES, INC.
                            Name of Lender

                            By: /s/ Michael J. Cox
                                ------------------------------------------------
                            Name: Michael J. Cox
                            Title: SVP Chief Credit Officer

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

                  "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

                  "Accounting Changes" has the meaning ascribed thereto in Annex G.

                  "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

                  "Administrative Agent" means Royal Bank of Canada in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.

                  "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

                  "Advance Rates" has the meaning ascribed thereto in the definition "Borrowing Base".

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary,

10% or more of the Capital Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "Agents" means the collective reference to the Administrative Agent and the Inventory and Receivables Security Agent.

                  "Agreement" means this Revolving Loan Agreement by and among Holdings, Borrower, GE Capital, as Inventory and Receivables Security Agent and Lender, Royal Bank of Canada, as Administrative Agent and Lender and the other Lenders from time to time party hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Allenport Cold Mill Improvements" means improvements relating to the stand-alone inspection line, the planned coil handling upgrade on the temper mill and the addition of wet tempering to the temper mill and a shape sensor to the exit end of the temper mill.

                  "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

                  "Applicable Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Index Margin and the Applicable LIBOR Margin.

                  "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrower's non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

                  "Assignment Agreement" has the meaning ascribed to it in
Section 9.1(a).

                  "Automatic Roll Changer System" means the automatic change system to be constructed by Danieli Corporation for the replacement of finishing rollers on the hot strip mill.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Ohio.

                  "Blocked Accounts" has the meaning ascribed to it in Annex C.

                  "Borrower" has the meaning ascribed thereto in the preamble to the Agreement.

                  "Borrowing Availability" means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the Revolving Loan and Swing Line Loan then outstanding and, without duplication, any reserves established by the Inventory and Receivables Security Agent.

                  "Borrowing Base" means, as of any time of determination by Inventory and Receivables Security Agent, an amount equal to the sum at such time of:

                  (a) up to 85% of the book value of Eligible Accounts at such time; and

                  (b)      the lesser of:

                           (i) the sum of:

                                    (A) the lesser of (I) 50% (the "Raw Material
                                    Advance Rate") of the book value of Eligible
                                    Inventory consisting of raw materials valued at the lower of cost (determined on a first-in, first-out basis) or market and
                                    (II) the product of 85% (the "Liquidation
                                    Percentage") times the net recovery rate most recently determined to apply to raw materials by an independent appraiser acceptable to the Inventory and Receivables Security Agent in consultation with the Administrative Agent (for purposes of this definition, the "Appraiser") times the book value of Borrower's eligible raw materials valued at the lower of cost (determined on a first-in, first-out basis) or market;

                                    (B) the lesser of (I) 60% (the
                                    "Work-In-Progress Advance Rate") of the book value of Eligible Inventory consisting of work-in-progress valued at the lower of cost (determined on a first-in, first-out basis) or market and (II) the product of the Liquidation Percentage times the net recovery rate most recently determined by the Appraiser to apply to work-in-progress times the book value of Borrower's eligible work-in-progress valued at the lower of cost (determined on a first-in, first-out basis) or market; and

                                    (C) the lesser of (I) 65% (the "Finished
                                    Goods Advance Rate" and, together with the Accounts Receivable Advance Rate, the

                                    Raw Material Advance Rate and the
                                    Work-In-Progress Advance Rate, the "Advance
                                    Rates") of the book value of Eligible
                                    Inventory consisting of finished goods
                                    valued at the lower of cost (determined on a first-in, first-out basis) or market and
                                    (II) the product of the Liquidation
                                    Percentage times the net recovery rate most recently determined by the Appraiser to apply to finished goods times the book value of Borrower's eligible finished goods valued at the lower of cost (determined on a first-in, first-out basis) or market; and

                           (ii) $125,000,000 (the "Inventory Cap");

in each case, less any Reserves established by Inventory and Receivables Security Agent at such time.

                  "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateral Account" has the meaning ascribed to it in Annex B.

                  "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through
(f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Cash Management Systems" has the meaning ascribed to it in
Section 1.8.

                  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Closing Date" means the date on which the conditions precedent set forth in Section 2.1 shall have been satisfied, which date is August 1, 2003.

                  "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lien of the Collateral Agent or Inventory and Receivables Security Agent, as applicable, on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" means the Current Asset Collateral, the Non-Current Asset Collateral, the JV Collateral and the Mortgaged Properties and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Inventory and Receivables Security Agent or the Collateral Agent, for the benefit of the Agents and Lenders, to secure the Obligations.

                  "Collateral Agent" means Wilmington Trust Company in its capacity as Collateral Agent under the Security Agreement, the JV Pledge Agreements, the Junior Current Asset Security Agreement and the Current Asset Intercreditor Agreement, or its successor appointed in accordance with the terms thereof.

                  "Collateral Documents" means the Security Agreement, the Senior Current Asset Security Agreement, the JV Pledge Agreements, the Mortgages, and all similar agreements entered into granting a Lien upon property as security for payment of the Obligations.

                  "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

                  "Collection Account" means that certain account of Administrative Agent, account number 920-1033363 in the name of Administrative Agent at JPMorgan Chase Bank in New York, New York ABA No. 021-000021, or such other account as may be specified in writing by Administrative Agent as the "Collection Account."

                  "Commitment Termination Date" means the earliest of (a) August 1, 2006, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.1, and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitments to zero dollars ($0).

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, that after the effective date of the Plan of Reorganization is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate" has the meaning ascribed to it in Annex E.

                  "Concentration Account" has the meaning ascribed to it in Annex C.

                  "Confidential Information Memorandum" means the Confidential Information Memorandum dated June 23, 2003 and furnished to the Lenders, as amended, supplemented or modified from time to time prior to the Closing Date.

                  "Confirmation Order" means the order of the Bankruptcy Court dated June 18, 2003 confirming the Plan of Reorganization.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) non-cash deferred compensation (provided, that any cash payment made in future periods on account of such deferred compensation expense shall be deducted from Consolidated Net Income for such future periods), (f) any extraordinary unusual or nonrecurring expenses or losses, and losses on sales outside of the ordinary course of business, (g) non-cash charges in connection with buyout payments and profit sharing payments made to employees, (h) compensation paid in Capital Stock of Holdings or any of its Subsidiaries, (i) contributions by the Borrower to the VEBA Trust of Capital Stock of Holdings (including amounts contributed on the Closing Date) and (j) any non-cash charges in connection with other post-retirement employee benefits
(OPEB) and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income (it being understood that non-cash income representing equity in the earnings of a joint venture shall be calculated to be net of cash dividends received by Holdings and its Subsidiaries on account of ownership interests in such joint venture), (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the Fiscal Quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, (c) cash pension expenses in excess of those included in the statement of Consolidated Net Income for such period and (d) cash expenses relating to other post-retirement employee benefits (OPEB) to the extent not included in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive Fiscal Quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period Holdings or any of its Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Holdings or any of its Subsidiaries shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. In connection with any Material Acquisition, Holdings shall provide the Administrative Agent with (i) a certificate of a responsible officer of the selling Person, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the Consolidated EBITDA attributable to the property being sold by such Person during each of the previous two Fiscal Years and any interim fiscal period and (ii) any other information reasonably requested by the Administrative Agent in connection with the Material Acquisition.

                  "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) (i) the sum (without duplication) of Consolidated EBITDA for such period and Consolidated Lease Expense for such period less (ii) the aggregate amount actually paid by Holdings and its Subsidiaries during such period on account of Capital Expenditures not funded from or reimbursed by amounts on deposit in the EAF Cash Collateral Account to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) scheduled payments made during such period on account of principal of Indebtedness of Holdings or any of its Subsidiaries (including scheduled principal payments in respect of the Loans),
(d) income taxes paid or payable in cash with respect to such period, (e) Restricted Payments made during such period and (f) payments of Term Loans with Excess Cash Flow (as defined in the Term Loan Agreement) made during such period.

                  "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under Swap Agreements in respect of interest rates to the extent such net costs and benefits are allocable to such period in accordance with GAAP).

                  "Consolidated Lease Expense" means, for any period, the aggregate amount of fixed and contingent rentals payable by Holdings and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, as at the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated Test Debt on such day to (b) Consolidated EBITDA for such period of four consecutive Fiscal Quarters.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with

GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Test Debt" means, at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, minus the sum of (i) the aggregate principal amount of their Indebtedness attributable to documentary letters of credit which support trade obligations, (ii) proceeds of Term Loans on deposit in the EAF Cash Collateral Account and (iii) the aggregate principal amount of all Profit Sharing Notes.

                  "Constitutive Documents" has the meaning ascribed to it in Annex D.

                  "Consumers Mining" means Consumers Mining Company, a Pennsylvania corporation.

                  "Continuing Directors" means the directors of Holdings on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.

                  "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Letter" means a letter agreement between Inventory and Receivables Security Agent or Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party,
(iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Inventory and Receivables Security Agent, acknowledges the Lien of Inventory and Receivables Security Agent or Collateral Agent, on behalf of the Agents and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Inventory and Receivables Security Agent or Collateral Agent without further consent by the affected Credit Party.

                  "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Credit Parties" means Holdings, Borrower, and each of their respective Subsidiaries.

                  "Current Asset Collateral" has the meaning ascribed to the term "Collateral" in the Senior Current Asset Security Agreement.

                  "Current Asset Intercreditor Agreement" means the Current Asset Intercreditor Agreement to be entered into by and among Holdings, Borrower, certain of their Subsidiaries, the Inventory and Receivables Security Agent and the Collateral Agent, substantially in the form of Exhibit B-3.

                  "Danieli Note" has the meaning ascribed to it in Annex D.

                  "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning ascribed to it in Section
1.5(d).

                  "Disbursement Accounts" has the meaning ascribed to it in Annex C.

                  "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules 3.4 through 6.3(f) in the Index to the Agreement.

                  "Disposition" with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" or "$" means lawful currency of the United States of America.

                  "EAF Cash Collateral Account" means the cash collateral account established pursuant to the Term Loan Agreement into which $112,000,000 of the proceeds of the Term Loans are to be deposited and held for the exclusive benefit of the Term Loan Lenders.

                  "EAF Supplemental Loan Agreement" means the $2,000,000 EAF Loan Agreement, dated as of July 31, 2003, among Holdings, the Borrower, certain of its subsidiaries, Royal Bank of Canada, as lender, and the Emergency Steel Loan Guarantee Board.

                  "Electric Arc Furnace" means the electric arc furnace to be constructed with the proceeds of Term Loans made under the Term Loan Agreement.

                  "Eligible Accounts" has the meaning ascribed to it in Section
1.6 of the Agreement.

                  "Eligible Inventory" has the meaning ascribed to it in Section
1.7 of the Agreement.

                  "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, guidelines, agreements with or requirements of any Governmental Authority or other Requirements of Law (including principles of common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources or of human health or employee health and safety, as has been, is now or may at any time hereafter be, in effect.

                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Material of Environmental Concern whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" means any and all permits, licenses, approvals, registrations, notifications, exemptions, and any other authorization pursuant to any Environmental Law.

                  "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  "Event of Default" means any of the events specified in
Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excluded Foreign Subsidiary" means any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Policies" has the meaning ascribed thereto in paragraph Z of Annex D.

                  "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

                  "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Royal Bank of Canada from three federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fee Letter" means that certain letter, dated as of June 20, 2003, between Royal Bank of Canada, GE Capital and the Borrower with respect to certain fees to be paid on the Closing Date and from time to time by the Borrower to the Agents.

                  "Fees" means any and all fees payable to any Agent or Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any pending chapter 11 case or the docket of any other court of competent jurisdiction, with respect to which 10 days have elapsed since the entry of such order and which has not been reversed, stayed, modified or amended and is in full force and effect.

                  "Financial Covenants" means the financial covenants set forth in Annex G.

                  "Financial Statements" means the consolidated income statements, statements of cash flows and balance sheets of Holdings delivered in accordance with Section 3.1 and Annex E.

                  "Fiscal Month" means any of the monthly accounting periods of Holdings.

                  "Fiscal Quarter" means any of the quarterly accounting periods of Holdings, ending on March 31, June 30, September 30 and December 31 of each year.

                  "Fiscal Year" means any of the annual accounting periods of Holdings ending on December 31 of each year.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

                  "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

                  "General Intangibles" means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Capital Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Governmental Authority" any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members" means the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                  "Guarantee Agreements" means the collective reference to each of the guarantee agreements executed by Holdings, WP Steel Venture and each other Subsidiary Guarantor, substantially in the form of Exhibit D.

                  "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors" means the collective reference to Holdings, WP Steel Venture and the Subsidiary Guarantors.

                  "Holdings" has the meaning ascribed thereto in the recitals to the Agreement.

                  "Inactive Subsidiary" means a Subsidiary which (i) owns no assets, (ii) engages in no business and (iii) has no Indebtedness.

                  "Indebtedness" of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person and the present value (discounted at the Index Rate as in effect on the

Closing Date) of future rental payments on all synthetic leases, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above,
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8.1(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indemnified Liabilities" has the meaning ascribed to it in
Section 1.13.

                  "Indemnified Person" has the meaning ascribed to it in Section 1.13.

                  "Index Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean, for any day, the rate of interest per annum determined from time to time by Royal Bank of Canada as its prime commercial lending rate for United States dollar loans in the United States for such day (the Prime Rate not being intended to be the lowest rate of interest charged by Royal Bank of Canada in connection with extensions of credit to debtors). Any change in the Index Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding (the interest payable on such date on account of any Index Rate Loan to be calculated on the basis of the number of calendar days of the preceding month for which such Index Rate Loan was outstanding), and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than one month in duration, interest shall be payable at one month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Revolving Loan Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Inventory and Receivables Security Agent" means GE Capital in its capacity as Inventory and Receivables Security Agent for Lenders or its successor appointed pursuant to Section 9.7.

                  "Inventory Cap" has the meaning ascribed to it in the definition of "Borrowing Base".

                  "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "Joint Ventures" means Ohio Coatings Company, an Ohio corporation, Wheeling-Nisshin, Inc., a Delaware corporation, and Feralloy-Wheeling Speciality Processing Company, a Delaware partnership.

                  "Junction Note" has the meaning ascribed to it in Annex D.

                  "Junior Current Asset Security Agreement" means the Junior Current Asset Security Agreement to be entered into by and among Holdings, Borrower, certain of their Subsidiaries, the Collateral Agent and the other secured parties party thereto, substantially in the form of Exhibit B-2.

                  "JV Collateral" means the Borrower's equity interest in the Joint Ventures and all proceeds thereof.

                  "JV Pledge Agreements" means the collective reference to the JV Pledge Agreements to be entered into by and among Borrower, the Collateral Agent and the other secured parties party thereto, for the benefit of Agents, Lenders and the other secured parties party thereto with respect to the Borrower's interests in each of the Joint Ventures, substantially in the form of Exhibit C.

                  "JV Supply Agreements" means collectively, (i) the Raw Materials Supply Agreement, dated as of March 25, 1994, between the Borrower and Ohio Coatings Company, (ii) the Amended and Restated Supply Agreement, dated as of March 29, 1993, between the Borrower and Wheeling-Nisshin, Inc. and (iii) the Processing Agreement, dated as of March 15, 1999, between the Borrower and Wheeling-Nisshin, Inc.

                  "L/C Issuer" has the meaning ascribed to it in Annex B.

                  "L/C Sublimit" has the meaning ascribed to in it Annex B.

                  "Lenders" means Royal Bank of Canada, GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

                  "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

                  "Letter of Credit Obligations" means all outstanding obligations incurred by Agents and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Administrative Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agents or Lenders thereupon or pursuant thereto.

                  "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agents and Lenders have incurred Letter of Credit Obligations.

                  "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six or (if available to all Lenders) twelve months thereafter, as selected by Borrower's irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower shall select LIBOR Periods so that there shall be no more than 10 separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent (including Page LIBO 01) or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such LIBOR Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such LIBOR Period for the number of days comprised therein.

                  "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Liquidation Percentage" has the meaning ascribed to it in the definition of "Borrowing Base".

                  "Litigation" has the meaning ascribed to it in Section 3.6.

                  "Loan Account" has the meaning ascribed to it in Section 1.12.

                  "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the PPE Access Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, any Agent or Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to any Agent or Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Loans" means the Revolving Loan and the Swing Line Loan.

                  "Lock Boxes" has the meaning ascribed to it in Annex C.

                  "Master Documentary Agreement" means the Master Agreement for documentary Letters of Credit dated as of the Closing Date between the Borrower, as applicant, and GE Capital, as Issuer.

                  "Master Labor Agreement" has the meaning ascribed to it in Annex D.

                  "Master Standby Agreement" means the Master Agreement for standby Letters of Credit dated as of the Closing Date between Borrower, as applicant, and GE Capital, as Issuer.

                  "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Holdings and its Subsidiaries in excess of $1,000,000.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, property, performance, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement, any of the other Loan Documents, or any of the material rights or remedies of the Agents or the Lenders hereunder or thereunder or (c) the ability of the Borrower to repay the Obligations or of the Credit Parties to perform their obligations under the Loan Documents.

                  "Material Disposition" means any Disposition of property or series of related Dispositions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) yields gross proceeds to Holdings or any of its Subsidiaries in excess of $1,000,000.

                  "Material Environmental Loss" means the collective reference to the items set forth in (a) and (b) below, to the extent arising out of any Environmental Law with respect to any Materials of Environmental Concern that either (i) exceed $2,500,000 individually, or $5,000,000 in the aggregate, or
(ii) would have a Material Adverse Effect: (a) any costs to any Group Member relating to investigative, removal, remedial or other response activities, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, penalties and any associated engineering, legal and other professional fees (including without limitation, costs of defending or asserting any claim) in connection with any of the foregoing and (b) any other losses to any Group Member; provided that any costs expended for the environmental issues set forth on the Environmental Reserves Table and Capital Expenditure Table attached as Attachment B of the React Report up to the amounts set forth in such tables, and, to the extent not included in such amounts, any costs incurred in any fiscal year up to the budgeted amount set forth in Schedule 1.3 for such fiscal year, shall be excluded from the calculation of any Material Environmental Loss.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds, pollutants, contaminants, radioactive substances, or other substances, whether or not defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

                  "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                  "Monessen Southwestern Railway" means Monessen Southwestern Railway, a Pennsylvania corporation.

                  "Mortgaged Properties" means the real properties listed on
Schedule 1.2, as to which the Collateral Agent, for the benefit of the Agents and Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate documents delivered by any Credit Party to Collateral Agent for the benefit of the Agents and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agents.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Nevada IRB Supplemental Indenture" means the Supplemental Indenture of Trust, dated as of August 1, 2003, by and between the Director of the State of Nevada Department of Business and Industry and Crestar Bank.

                  "Non-Current Asset Collateral" means, to the extent not included in Current Asset Collateral or the JV Collateral, all the following property, whether now existing or hereafter arising, of each Credit Party: all accounts, chattel paper, contracts, deposit accounts (subject to customary exceptions), documents (other than title documents with respect to vehicles), equipment, general intangibles, goods, instruments, intellectual property, investment property, real property, letter-of-credit rights, money, cash or cash equivalents, commercial tort claims and all other property not described above now owned or at any time hereafter acquired by such Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title and interest, all books and records pertaining to the foregoing and to the extent not otherwise included in the foregoing, all proceeds, all supporting obligations and all products of any and all of the foregoing and all security and guarantees given by any person with respect to any of the foregoing.

                  "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

                  "Notes" means, collectively, the Revolving Notes and the Swing Line Note.

                  "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.5(e).

                  "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

                  "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent or Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Ohio Note" has the meaning ascribed to it in Annex D.

                  "Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

                  "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" means, at a particular time after the effective date of the Plan of Reorganization, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization" means the Plan of Reorganization of the Borrower approved by the Bankruptcy Court on June 18, 2003.

                  "Plan of Reorganization Indebtedness" means the collective reference to the Series A Notes, the Series B Notes, the WHX Subordinated Note, the Junction Note, the Danieli Note, the Ohio Note, the West Virginia Note, the RDL Obligations and the obligations of the Borrower with respect to the Nevada IRB Supplemental Indenture and the Virginia IRB Supplemental Indenture.

                  "PPE Access" means the right of the Inventory and Receivables Security Agent or any of its agents or designees to use any and all Non-Current Asset Collateral of any Credit Party to take possession of or fully process Inventory in any manner necessary or desirable for the Inventory and Receivables Security Agent to realize the full value of such Inventory in connection with the sale or other Disposition thereof.

                  "PPE Access Agreement" means the PPE Collateral Access Agreement, dated as of July 31, 2003, by and among Royal Bank of Canada, as administrative agent under the Term Loan Agreement, Bank One, N.A., as trustee under the Series A Indenture and Series B

Indenture, Rio Doce Limited, the Collateral Agent, Holdings, Borrower, WP Steel Venture and the Inventory and Receivables Security Agent regarding PPE Access.

                  "Pro Forma Balance Sheet" has the meaning ascribed to it in
Section 3.1.

                  "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing the Revolving Loan Commitment of that Lender by the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to all Revolving Loans on and after the Commitment Termination Date, the percentage obtained by dividing
(i) the aggregate outstanding principal balance of the Revolving Loans held by that Lender, by (ii) the outstanding principal balance of the Revolving Loans held by all Lenders.

                  "Profit Sharing Notes" means the 6% profit sharing notes due 2011 to be issued after the Closing Date to the United Steelworkers of America in payment of obligations incurred from time to time by Holdings and the Borrower under the Master Labor Agreement and having the terms set forth in
Schedule 1.3 and such other terms as are acceptable to the Agents.

                  "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds WHX Subordinated Notes or Capital Stock issued by any Credit Party shall be a Qualified Assignee.

                  "RDL Deferred Payment Agreement" means the RDL Deferred Payment Agreement, dated as of July 31, 2003, among Rio Doce Limited, Itabira Rio Doce Company, Ltd., Holdings, the Borrower and WP Steel Venture.

                  "RDL Obligations" means the obligation of the Borrower to make a deferred payment to Rio Doce Limited on account of previously delivered iron ore pellets in the aggregate outstanding principal amount of $4,229,440, such amount to be paid by Borrower in fifteen consecutive monthly installments of $281,963 each beginning August 2003 pursuant to the RDL Deferred Payment Agreement.

                  "React Report" means the Phase I Environmental Site
Assessment: Wheeling-Pittsburgh Steel Corporation prepared for the Administrative Agent by React Environmental Services, Inc. and dated June 18, 2003.

                  "Refunded Swing Line Loan" has the meaning ascribed to it in
Section 1.1(b)(iii).

                  "Related Transactions" means the initial borrowing under the Agreement and under the Term Loan Agreement on the Closing Date, the issuance of the Plan of Reorganization Indebtedness, the consummation of the Plan of Reorganization, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions Documents" means the Loan Documents, the Term Loan Agreement, the EAF Supplemental Loan Agreement, the Plan of Reorganization Indebtedness and the Master Labor Agreement.

                  "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Material of Environmental Concern in the indoor or outdoor environment, including the movement of Material of Environmental Concern through or in the air, soil, surface water, ground water or property.

                  "Reorganization" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or ..35 of PBGC Reg. Section 4043.

                  "Required Term Loan Lenders" has the meaning ascribed to the term "Required Lenders" in the Term Loan Agreement.

                  "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means Lenders having (a) more than 66-2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66-2/3% of the aggregate outstanding amount of the Revolving Loan.

                  "Reserves" means, with respect to the Borrowing Base of Borrower (a) reserves established by Inventory and Receivables Security Agent from time to time against Eligible Inventory pursuant to Section 5.11, (b) reserves established pursuant to Section 1.3(e), and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of

Borrower that Inventory and Receivables Security Agent may, in its reasonable credit judgment, establish from time to time.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer or treasurer; provided that (i) with respect to the information and reports required by paragraph J of Annex D or paragraphs
(b), (c) or (d) of Annex E, Responsible Officer shall mean the chief financial officer and (ii) with respect to the report required by paragraph (l) of Annex E, Responsible Officer shall mean Vice President, Engineering, Technology and Metallurgy.

                  "Restricted Payment" has the meaning ascribed to it in Section 6.6.

                  "Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i).

                  "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be two hundred twenty-five million Dollars ($225,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

                  "Royal Bank of Canada" means Royal Bank of Canada, a Canadian chartered bank.

                  "Security Agreement" means the Security Agreement to be entered into by and among Borrower, the Collateral Agent and the other secured parties party thereto, for the benefit of Agents, Lenders and the other secured parties party thereto, substantially in the form of Exhibit A.

                  "Senior Current Asset Security Agreement" means the Senior Current Asset Security Agreement to be entered into by and among Holdings, Borrower, certain of their Subsidiaries and the Inventory and Receivables Security Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit B-1.

                  "Series A Indenture" means the Indenture, dated as of August 1, 2003, among the Borrower, the guarantors named therein and Bank One N.A., as trustee, governing the terms of the Series A Notes.

                  "Series A Notes" means the Series A Notes due 2011 in the aggregate principal amount of $40,000,000 secured by a Lien on substantially all of the property of the Credit Parties pursuant to the Security Agreement, the Junior Current Asset Security Agreement, the JV Pledge Agreements and the Mortgages.

                  "Series B Indenture" means the Indenture, dated as of August 1, 2003, among the Borrower, the guarantors named therein and Bank One N.A., as trustee, governing the terms of the Series B Notes.

                  "Series B Notes" means the Series B Notes due 2010 in the aggregate principal amount of $20,000,000 secured by a Lien on substantially all of the property of the Credit Parties pursuant to the Security Agreement, the Junior Current Asset Security Agreement, the JV Pledge Agreements and the Mortgages.

                  "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan. As of the date of this Agreement, the WHX Pension Plan is deemed to be a Single Employer Plan.

                  "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liabilities of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business if operated in the ordinary course as of such date, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Swap Agreement" means any Swap Agreement entered into by the Borrower and any Lender or Affiliate thereof in respect of interest rates.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Capital Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

                  "Subsidiary Guarantors" means the collective reference to all Subsidiaries of Holdings other than the Borrower.

                  "Supermajority Lenders" means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "Swing Line Advance" has the meaning ascribed to it in Section 1.1(b)(i).

                  "Swing Line Availability" has the meaning ascribed to it in
Section 1.1(b)(i).

                  "Swing Line Commitment" means, as to the Swing Line Lender, the agreement of the Swing Line Lender to make Swing Line Advances in its discretion in accordance with Section 1.1(b) and up to the amount set forth on Annex J to the Agreement, which agreement constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" means Royal Bank of Canada.

                  "Swing Line Loan" means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

                  "Swing Line Note" has the meaning ascribed to it in Section 1.1(b)(ii).

                  "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of an Agent or Lender by the jurisdictions under the laws of which Agents and Lenders are organized or conduct business or any political subdivision thereof.

                  "Term Loan" means "Loans" as defined in the Term Loan
Agreement.

                  "Term Loan Agreement" means the $250,000,000 Term Loan Agreement, dated as of the date hereof, among Holdings, the Borrower, the banks and other financial institutions from time to time party thereto, Royal Bank of Canada, as administrative agent, and the other agents named therein, as amended, restated, supplemented or otherwise modified from time to time or as refinanced with the consent of the Required Lenders.

                  "Term Loan Lenders" means "Lenders" as defined in the Term Loan Agreement.

                  "Term Loan Obligations" means "Obligations" as defined in the Term Loan Agreement.

                  "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

                  "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "VEBA Trust" means the "USWA-Wheeling-Pittsburgh Steel Corporation Retiree Welfare Benefits Plan Trust", established by Borrower pursuant to its collective bargaining agreement with the United Steelworkers of America, AFL-CIO-CLC, for the purpose of funding welfare benefits for retired employees of Borrower

                  "Virginia IRB Supplemental Indenture" means the Supplemental Indenture of Trust, dated as of August 1, 2003, by and between the Industrial Development Authority of Greenville County, Virginia and First Union National Bank.

                  "West Virginia Note" has the meaning ascribed to it in Annex D.

                  "Wheeling-Nisshin" means Wheeling-Nisshin, Inc., a Delaware corporation.

                  "Wholly Owned Subsidiary" means, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor" means any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Holdings.

                  "WHX" means WHX Corporation, a Delaware corporation.

                  "WHX Subordinated Note" has the meaning ascribed to it in Annex D.

                  "WP Coal" means WP Coal Company, a West Virginia corporation.

                  "WP Steel Venture" means WP Steel Venture Corporation, a Delaware corporation.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agents and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a Lender (any such issuer, a "L/C Issuer"); provided, that each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) twenty-five million Dollars ($25,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is (a) more than one year following the date of issuance thereof, unless otherwise determined by Administrative Agent in its sole discretion (including with respect to customary evergreen provisions) or (b) less than five Business Days prior to the Commitment Termination Date (provided that the interest reserve Letter of Credit to be issued on the Closing Date for the benefit of certain Term Loan Lenders in the face amount of $7,500,000 shall expire on August 1, 2006).

                  (b)(i) Advances Automatic; Participations. In the event that L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation, the Borrower shall reimburse the L/C Issuer for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the L/C Issuer in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the L/C Issuer in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 1.5(a) (with respect to Index Rate Loans) and (y) thereafter,
Section 1.5(d) (with respect to Index Rate Loans).

                  (ii) The L/C Issuer irrevocably agrees to grant and hereby grants to each Lender, and, to induce the L/C Issuer to issue Letters of Credit, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the L/C Issuer, on the terms and conditions set forth below, for such Lender's own account and risk an undivided interest equal to such Lender's Pro Rata Share in the L/C Issuer's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the L/C Issuer thereunder. Each Lender agrees with the L/C Issuer that, if a draft is paid under any Letter of Credit for which the L/C Issuer is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Lender shall pay to the L/C Issuer upon demand at the L/C Issuer's address for notices specified herein an amount equal to such Lender's Pro Rata Share of the amount of such draft, or any part thereof, that is not so reimbursed. Each Lender's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that no L/C Issuer shall be deemed to have granted, and no Lender shall be deemed to have accepted, any interest in any Letter of Credit which on its date of issuance exceeded (i) together with all other Letter of Credit Obligations then outstanding, $25,000,000 or (ii) together with the aggregate outstanding principal balance of all Revolving Credit Advances and Swing Line Loans, the Maximum Amount or the Borrowing Base (in each case, less applicable reserves).

                  (iii) If any amount required to be paid by any Lender to the L/C Issuer pursuant to paragraph (b)(ii) above in respect of any unreimbursed portion of any payment made by the L/C Issuer under any Letter of Credit is paid to the L/C Issuer within three Business Days after the date such payment is due, such Lender shall pay to the L/C Issuer on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the L/C Issuer, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to paragraph (b)(ii) above is not made available to the L/C Issuer by such Lender within three Business Days after the date such payment is due, the L/C Issuer shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Index Rate Loans. A certificate of the L/C Issuer submitted to any Lender with respect to any amounts owing under this paragraph
(b) shall be conclusive in the absence of manifest error.

                  (iv) Whenever, at any time after the L/C Issuer has made payment under any Letter of Credit and has received from any Lender its pro rata share of such payment in accordance with clause (b)(ii) above, the L/C Issuer receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the L/C Issuer), or any payment of interest on account thereof, the L/C Issuer will distribute to such Lender its pro rata share thereof; provided, however, that in the event that any such payment received by the L/C Issuer shall be required to be returned by the L/C Issuer, such Lender shall return to the L/C Issuer the portion thereof previously distributed by the L/C Issuer to it.

                  (c) Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8 of the Agreement, prior to the Commitment Termination Date, Borrower will pay to Administrative Agent for the ratable benefit of itself and Lenders cash or Cash Equivalents acceptable to Administrative Agent in an amount equal to 105% (or in the case of the interest reserve Letter of

Credit to be issued for the benefit of certain lenders party to the Term Loan Agreement, in an amount acceptable to the L/C Issuer) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Administrative Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Administrative Agent, for the benefit of Agents and Lenders, in a manner satisfactory to Administrative Agent. Borrower hereby pledges and grants to Administrative Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Administrative Agent in its sole discretion.

                  (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Administrative Agent may elect, as shall be or shall become due and payable by Borrower to Agents and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

                  (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agents and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

                  (d) Fees and Expenses. Borrower agrees to pay to Administrative Agent for the benefit of Lenders, as compensation to Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the

Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Administrative Agent and L/C Issuer at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer). Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Administrative Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Administrative Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrower to reimburse Administrative Agent, L/C Issuer and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Administrative Agent and the L/C Issuer with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                  (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                  (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                  (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default has occurred and is continuing.

                  (g)      Indemnification; Nature of Lenders' Duties.

                  (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless each Agent and Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that any Agent or Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of any Agent or Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of such Agent or Lender (as finally determined by a court of competent jurisdiction).

                  (ii) As between Agents and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agents nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by L/C Issuer under any Letter of Credit, L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of any Agent or Lender. None of the above shall affect, impair, or prevent the vesting of any of any Agent's or Lender's rights or powers hereunder or under the Agreement.

                  (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

                  Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (a) On or before the Closing Date and until the Termination Date, Borrower shall (i) establish lock boxes ("Lock Boxes") or, at Administrative Agent's discretion, blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule 3.25, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Current Asset Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in Borrower's name or any such Subsidiary's name and at a bank identified in Disclosure Schedule 3.25 (each, a "Relationship Bank"). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for Borrower in Disclosure Schedule 3.25 (the "Concentration Account Bank") which bank shall be reasonably satisfactory to the Agents.

                  (b) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Administrative Agent into which Administrative Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower in accordance with the provisions of Section 1.4.

                  (c) On or before the Closing Date (or such later date as Administrative Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks (other than the Relationship Bank that holds the EAF Cash Collateral Account and the Collateral Agent with respect to the collateral account established by the Collateral Agent pursuant to Section 8.1 of the Security Agreement and Section 8.1 of the JV Pledge Agreements or any similar account established by the Collateral Agent pursuant to any Mortgage), shall have entered into tri-party blocked account agreements with Administrative Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Administrative Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Administrative Agent, on behalf of itself and Lenders,
(ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, from and after receipt of a notice (an "Activation Notice") from the Administrative Agent (which Activation Notice shall be given by the Administrative Agent at such time as (1) an Event of Default has occurred and is continuing or (2) (i) prior to delivery of financial statements as of and for the period ended December 31, 2003, Borrowing Availability falls below $75,000,000 or (ii) from and after delivery of financial statements as of and for period ended December 31, 2003, either (A) Borrowing Availability falls below $75,000,000 and the Consolidated Fixed Charge Coverage Ratio indicated in the most recently delivered Compliance Statement is less than 1.00 to 1.0 or (B) Borrowing Availability falls below $50,000,000), such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (d) So long as no Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.25 to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Administrative Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Administrative Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Administrative Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Administrative Agent that the creditworthiness of any bank holding an account is no longer acceptable in Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Administrative Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Administrative Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Administrative Agent's reasonable judgment.

                  (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Inventory and Receivables Security Agent, on behalf of the Agents and Lenders.

                  (f) All amounts deposited in the Collection Account shall be deemed received by Administrative Agent in accordance with Section 1.10. The Administrative Agent shall allocate funds applied to the Collection Account in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Inventory and Receivables Security Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account. Borrower on behalf of itself and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral (as defined in the Senior Current Asset Security Agreement) are part of the Collateral (as defined in the Senior Current Asset Security Agreement). All proceeds of the sale or other disposition of any Collateral (as defined in the Senior Current Asset Security Agreement), shall be deposited directly into Blocked Accounts.

                  (h) Notwithstanding anything to the contrary contained in the foregoing paragraphs of this Annex C, the provisions of this Annex C shall not apply to (i) the EAF Cash Collateral Account, (ii) the collateral accounts established by the Collateral Agent pursuant to Section 8.1 of the Security Agreement and Section 8.1 of the JV Pledge Agreements or any similar account established by the Collateral Agent pursuant to any Mortgage or (iii) any deposit account opened for the sole purpose of holding proceeds of Non-Current Asset Collateral in accordance with Section 2.6(b) of the Term Loan Agreement.

                            ANNEX D (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

                  In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Administrative Agent in form and substance satisfactory to Administrative Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                  A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

                  B. Revolving Notes and Swing Line Note. Duly executed originals of a Revolving Note and Swing Line Note for each requesting Lender, dated the Closing Date.

                  C. Insurance. Satisfactory evidence that the insurance policies described in Disclosure Schedule 3.24 and required by Section 5.8 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by any Agent, in favor of Collateral Agent, on behalf of Agents and Lenders.

                  D. Security Interests and Code Filings. (a) Evidence satisfactory to Administrative Agent that Inventory and Receivables Security Agent (for the benefit of Agents and Lenders) has a valid and perfected first priority security interest in the Current Asset Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Inventory and Receivables Security Agent may request in order to perfect the Inventory and Receivables Security Agent's security interests in the Current Asset Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Current Asset Collateral, except for those terminated in connection with the consummation of the Plan of Reorganization and those permitted by Section 6.3.

                  (b) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

                  E. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than five (5) days prior to the Closing Date.

                  F. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

                  G. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

                  H. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agents that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Agents, with the banks as required by Annex C.

                  I. Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertion and attachments, including the certificate of incorporation of each Credit Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Credit Party, and (ii) a long form good standing certificate for each Credit Party from its jurisdiction of organization.

                  J. Officer's Certificate. Agents shall have received duly executed originals of a certificate of a Responsible Officer of Borrower, dated the Closing Date, stating that (a) since December 31, 2002, no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no development or event that has had a material adverse effect on the aggregate value of the "Collateral" as defined in the Security Agreement or in the aggregate value of the "Collateral" as defined in the JV Pledge Agreements relating to Ohio Coatings Company and Wheeling-Nisshin, Inc. (but in any case excluding Current Asset Collateral) since the appraisals dated September 2002 and May 2003 received from Asset Recovery & Valuation and Conway del Genio, respectively; (c) since December 31, 2002, no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; and (d) since December 31, 2002, there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

                  K. Opinions of Counsel. Duly executed originals of opinions of Bingham McCutchen LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Administrative Agent, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Administrative Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Administrative Agent and Lenders are authorized to rely on such opinion.

                  M.       Fee Letter. Duly executed originals of the Fee
Letter.

                  N. Waivers. Inventory and Receivables Security Agent, for the benefit of the Agents and Lenders and the other secured parties party to the Collateral Documents, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agents, in each case as required pursuant to Section 5.11.

                  O. Mortgages. Mortgages covering all of the Mortgaged Properties together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agents; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Inventory and Receivables Security Agent, to create a valid and enforceable third priority lien ranking after the encumbrances granted to secure the Term Loan Obligations (and subject to the encumbrances permitted by Section 6.3) and the Series A Notes on each Mortgaged Property in favor of Collateral Agent (or in favor of such other trustee as may be required or desired under local law) for the benefit of the Agents and Lenders; and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Inventory and Receivables Security Agent.

                  P. Environmental Reports. The Agents shall have received the React Report, which in form, scope and substance is satisfactory to the Agents.

                  Q. Audited Financials; Financial Condition; Solvency Certificate. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.1, certified by Holdings' Chief Financial Officer, in each case in form and substance satisfactory to each Agent, and each Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agents shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Holdings, based on such Pro Forma and projections, to the effect that (a) Holdings and Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma Balance Sheet has been prepared on the best information available to Holdings as of the date hereof and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries at June 30, 2003, assuming that the Plan of Reorganization had been consummated, and the Indebtedness relating thereto (including the Loans) had been incurred, on such date; (c) the projections are based upon estimates and assumptions stated therein, all of which Holdings believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Holdings' good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Agents shall request.

                  R. Pension Plan. The Administrative Agent shall have received satisfactory evidence of (i) the termination of Holdings' and the Borrower's participation in the benefit plans of WHX, (ii) the release from past and future liabilities relating to the WHX benefit plans, (iii) the inclusion of Holdings and the Borrower in the Steelworker Pension Trust and (iv) resolution of all outstanding matters regarding Holdings and the Borrower with the PBGC.

                  S. WHX Capital Contributions. The Administrative Agent shall have received satisfactory evidence of (i) the forgiveness by WHX of approximately $39,000,000 in Indebtedness and other amounts owing to WHX and
(ii) the receipt by the Borrower from WHX of $10,000,000 in cash in the form of a capital contribution and $10,000,000 in cash in exchange for the WHX Subordinated Note.

                  T. Labor Agreement. The Borrower shall have entered into a master labor agreement (the "Master Labor Agreement") with the United Steelworkers of America in form and substance reasonably satisfactory to the Administrative Agent.

                  U. Constitutive Documents. The Administrative Agent shall have received copies of the certificate of incorporation and by-laws of Holdings and the Borrower (collectively, the "Constitutive Documents"), each certified by the secretary or assistant secretary of Holdings or the Borrower, as applicable, and each in form and substance satisfactory to the Administrative Agent.

                  V. Indebtedness Documents. The Administrative Agent shall have received duly executed copies of the following, each in form and substance reasonably satisfactory to it:

                  (i) the Series A Indenture;

                  (ii) the Series B Indenture;

                  (iii) the subordinated note due 2011 in the aggregate principal amount of $10,000,000 issued to WHX Corporation (the "WHX Subordinated Note");

                  (iv) the 7% Note in the aggregate principal amount of $3,000,000 issued to Junction Industries, Inc. and due in ten consecutive semi-annual payments of $300,000 each beginning on the date which is six months after the date of physical completion of the Electric Arc Furnace (the "Junction Note");

                  (v) the Note due 2007 in the aggregate principal amount of $1,210,526 issued to Danieli Corporation (the "Danieli Note");

                  (vi) the 3% Note due 2005 in the original aggregate principal amount of $6,985,000 issued to the State of Ohio (the "Ohio Note");

                  (vii) the Note due 2008 in the aggregate principal amount of $6,539,473.68 issued to the State of West Virginia Economic Development Agency (the "West Virginia Note");

                  (viii) the Nevada IRB Supplemental Indenture (or in lieu of such delivery, the claims of the Director of the State of Nevada Department of Business and Industry against Borrower to be evidenced by the Nevada IRB Supplemental Indenture, shall have been modified as set forth in, and pursuant to, Section 5.3 of the Plan of Reorganization, to the reasonable satisfaction of the Administrative Agent);

                  (ix) the Virginia IRB Supplemental Indenture (or in lieu of such delivery, the claims of the Industrial Development Authority of Greensville County, Virginia against

Borrower to be evidenced by the Virginia IRB Supplemental Indenture, shall have been modified as set forth in, and pursuant to, Section 5.3 of the Plan of Reorganization, to the reasonable satisfaction of the Administrative Agent); and

                  (x) the RDL Deferred Payment Agreement.

                  W. Master Standby Agreement. A Master Agreement for Standby Letters of Credit between Borrower and GE Capital.

                  X. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit between Borrower and GE Capital.

                  Y. PPE Access Agreement. The PPE Access Agreement duly executed by the parties thereto.

                  Z. Existing Credit Policies. The Agents shall have received a copy of the credit policies and procedures of the Borrower as in effect on the Closing Date in form and substance satisfactory to each of them (the "Existing Credit Policies").

                  AA.      Accountants' Letter. A letter from the Credit Parties
to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agents and Lenders in accordance with Section 4.2.

                  BB.      Other Documents. Such other certificates, documents
and agreements respecting any Credit Party as Administrative Agent may reasonably request.

                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

                  Holdings shall deliver or cause to be delivered to Administrative Agent or to Administrative Agent and Lenders, as indicated, the following:

                  (a) Monthly Financials. To Administrative Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Holdings and its Subsidiaries, certified by a Responsible Officer of Holdings, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of a Responsible Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Administrative Agent and Lenders, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating financial information regarding Holdings and its Subsidiaries, certified by a Responsible Officer of Holdings, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining the Consolidated Leverage Ratio, Consolidated Interest Coverage Ratio and Consolidated Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters then ended (regardless of whether Financial Covenants are applicable with respect to such calculations during such period) and (B) the certification of a Responsible Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries on a consolidated and consolidating basis as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Holdings shall deliver to Administrative Agent and Lenders, within forty-five
(45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (c) Operating Plan. To the Administrative Agent and each Lender, as soon as available, and in any event no later than the start of each Fiscal Year of Holdings, a detailed consolidated budget for each Fiscal Year (including a projected consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Year, the related consolidated and consolidating statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that as of such date such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

                  (d) Annual Audited Financials. To Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Year, (i) a Compliance Statement prepared in reasonable detail showing the calculations used in determining the Consolidated Leverage Ratio, Consolidated Interest Coverage Ratio and Consolidated Fixed Charge Coverage Ratio for the Fiscal Year then ended (regardless of whether Financial Covenants are applicable with respect to such calculations during such period) (subject to normal year-end adjustments) and (ii) the certification of a Responsible Officer of Holdings that as at the end of such Fiscal Year there was no Default or Event of Default in existence or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  To Administrative Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and, with respect to the consolidated Financial Statements, certified without qualification (except for qualifications relating to changes in accounting principles with which such accountants concur), by an independent certified public accounting firm of national standing or otherwise acceptable to Administrative Agent. Such Financial Statements shall be accompanied by (i) a Compliance Statement prepared in reasonable detail showing the calculations used in determining the Consolidated Leverage Ratio, Consolidated Interest Coverage Ratio and Consolidated Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters then ended (regardless of whether Financial Covenants are applicable with respect to such calculations during such period), (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of a Responsible Officer of Holdings that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (e) Joint Venture Financial Statements. Borrower shall also furnish to the Administrative Agent and Lenders, as soon as available but in any event no later than fifteen (15) days after receipt thereof, a copy of all annual and quarterly financial statements received with respect to the Joint Ventures.

                  (f) Management Letters. To Administrative Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

                  (g) SEC Filings and Press Releases. To Administrative Agent and Lenders, promptly upon their becoming available, but in no event later than five (5) days thereafter, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

                  (h) Debt and Equity Notices. To Administrative Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to the Term Loan Agreement, any Plan of Reorganization Indebtedness or any Capital Stock of such Person.

                  (i) Supplemental Schedules. To each Agent, supplemental disclosures, if any, required by Section 5.9.

                  (j) Insurance Notices. To each Agent, disclosure of losses or casualties required by Section 1.3(e).

                  (k) Amendment of Indebtedness, Certain Agreements. To Administrative Agent, (i) 15 days prior to the effectiveness of any proposed amendment, supplement, waiver or other modification with respect to any Plan of Reorganization Indebtedness, the RDL Deferred

Payment Agreement, the Master Labor Agreement or the Constitutive Documents, notice and a description of such proposed amendment, supplement, waiver or modification and (ii) 5 days prior to the effectiveness thereof, a copy of a substantially final draft of such proposed amendment, supplement, waiver or other modification.

                  (l) Annual Environmental Report. To Administrative Agent, no later than 30 days after the end of each Fiscal Year, a certificate of a Responsible Officer of the Borrower, with such supporting information as may be reasonably requested by the Administrative Agent, certifying whether the Borrower is in compliance with Section 5.6 (and, if the Borrower is not in compliance with Section 5.6 at such time, such certificate shall include a statement as to the nature of such non-compliance and the steps being taken by the Borrower to remedy the same).

                  (m) Evidence of Lease Payments. To each Agent, (i) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which (A) a landlord or bailee waiver has not been obtained and (B) the value of the Current Asset Collateral located thereat exceeds $50,000 and (ii) such other notices or documents as any Agent may reasonably request.

                  (n) Hedging Agreements. To Administrative Agent within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

                  (o) Other Documents. To Agents and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as any Agent or Lender shall, from time to time, reasonably request.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrower shall deliver or cause to be delivered the following:

                  (a) To each Agent, upon the request of either Agent, and in any event no less frequently than five (5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower as of the last day of the immediately preceding fiscal month or the date two (2) days prior to the date of any such request:

                  (i) a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by any Agent in its reasonable discretion;

                  (ii) with respect to Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by any Agent in its reasonable discretion; and

                  (iii) with respect to Borrower, a monthly trial balance showing Accounts outstanding aged from due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by any Agent in its reasonable discretion.

Notwithstanding the foregoing, Borrower shall deliver a Borrowing Base Certificate to each Agent (i) by noon New York time on Wednesday of each week during any period when (A) prior to delivery of Financial Statements for the Fiscal Year ended December 31, 2003, Borrowing Availability is less than $75,000,000 or (B) from and after delivery of Financial Statements for the Fiscal Year ended December 31, 2003, either (I) Borrowing Availability is less than $75,000,000 and the Consolidated Fixed Charge Coverage Ratio indicated in the most recently delivered Compliance Statement is less than 1.00 to 1.0 or
(II) Borrowing Availability is less than $50,000,000, and (ii) at such other times as any Agent shall request. Borrowing Base Certificates delivered pursuant to clause (i) of the preceding sentence shall include updated valuations of Eligible Inventory and Eligible Accounts, provided that the value of Eligible Inventory consisting of raw materials shall only be required to be updated in connection with the month-end Borrowing Base Certificate referred to above.

                  (b) To each Agent, on a weekly basis or at such more frequent intervals as any Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports as at such date with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by any Agent in its reasonable discretion each of which shall be prepared by the Borrower as of the last day of the immediately preceding week or the date two (2) days prior to the date of any request;

                  (c) To each Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

                           (i)      a reconciliation of the most recent
         Borrowing Base, general ledger and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                           (ii) a reconciliation of the perpetual inventory by location to Borrower's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by any Agent in its reasonable discretion;

                           (iii) an aging of accounts payable by due date and a reconciliation of that accounts payable aging to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by any Agent in its reasonable discretion;

                           (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Administrative Agent to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (d) To each Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

                  (e) Borrower, at its own expense, shall deliver to each Agent the results of each physical verification, if any, that Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and be continuing, Borrower shall, upon the request of any Agent, conduct, and deliver the results of, such physical verifications as such Agent may require);

                  (f) Borrower, at its own expense, shall deliver to each Agent such appraisals of its assets as any Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to the requesting Agent; and

                  (g) Borrower, at its own expense, shall deliver to each Agent semi-annual audits of the accounts receivable and appraisals of the inventory, in each case performed by parties acceptable to the Agents, provided that audits and appraisals shall be conducted for each Fiscal Quarter in which, at any time during such Fiscal Quarter, (i) prior to delivery of Financial Statements for the Fiscal Year ended December 31, 2003, Borrowing Availability is less than $75,000,000 or (ii) from and after delivery of Financial Statements for the Fiscal Year ended December 31, 2003, either (A) Borrowing Availability is less than $75,000,000 and the Consolidated Fixed Charge Coverage Ratio indicated in the most recently delivered Compliance Certificate is less than
1.00 to 1.0 or (B) Borrowing Availability is less than $50,000,000.

                  (h) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as any Agent shall from time to time request in its reasonable discretion.

                              ANNEX G (SECTION 6.1)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  The Credit Parties hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or Agent hereunder, each of the Credit Parties shall not:

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive Fiscal Quarters of Holdings ending with any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:

          Fiscal Quarter                            Consolidated Leverage Ratio
          --------------                            ---------------------------
March 31, 2005 and June 30, 2005                            4.00 to 1.0
September 30, 2005 and thereafter                           3.50 to 1.0.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters of Holdings ending with any Fiscal Quarter ended on or after March 31, 2005 to be less than 3.00 to 1.0.

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters of Holdings ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

              Fiscal Quarter                       Consolidated Fixed Charge Coverage Ratio
              --------------                       ----------------------------------------
March 31, 2005 through December 31, 2005                           1.20 to 1.0
March 31, 2006 and thereafter                                      1.30 to 1.0

; provided that if on any date prior to January 1, 2005 the Borrowing Availability shall be less than $50,000,000, then the Consolidated Fixed Charge Coverage Ratio for the period of the four most recently completed Fiscal Quarters (or, if less, the number of full consecutive Fiscal Quarters subsequent to the Closing Date) shall be at least 1.00 to 1.0 as set forth in the most recently delivered Compliance Certificate.

                  (d) Minimum Borrowing Availability. Permit Borrowing Availability on any date to be less than $25,000,000.

                  (e) Accounting Terms. Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Holdings, Agents and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Holdings' certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agents, Holdings and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agents, Holdings and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Administrative Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agent.

                            ANNEX H (SECTION 9.9(a))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

         Name:                      Royal Bank of Canada
         Bank:                      JPMorgan Chase Bank
                                    New York, New York
         ABA #:                     021-000021
         Account #:                 920-1033363
         For further credit to:     Account #: 2937464, Transit 1269
                                    RBC Loan Syndications New York
                                    Ref: Wheeling

         Name:                      General Electric Capital Corporation
         Bank:                      DeutscheBank Trust Company Americas
                                    New York, New York
         ABA #:                     021001033
         Account #:                 50232854
                                    Ref: Wheeling-Pittsburgh POR-ATTN: CFN5230

         Name:                      The CIT Group/Business Credit, Inc.
         Bank:                      JP Morgan Chase
                                    Tampa, Florida
         ABA #:                     02100021
         Account #:                 144-0-64425
                                    Ref: Wheeling-Pittsburgh Steel Corporation

         Name:                      Fleet Capital Corp.
         Bank:                      Fleet National Bank
                                    Hartford, Connecticut
         ABA #:                     011900571
         Account #:                 936-033-7579
                                    Ref: Wheeling-Pittsburgh Steel Corporation

         Name:                      Congress Financial Corp.
         Bank:                      First Union National Bank
                                    Charlotte, North Carolina
         ABA #:                     053000219
         Account #:                 5000000030279
                                    Ref: RBC-Wheeling Pittsburgh

         Name:                      Bank One, N.A.
         Bank:                      Bank One, N.A.
                                    Chicago, Illinois
         ABA #:                     071000770
                                    Ref: Wheeling-Pittsburgh Steel Corp.

         Name:                      Orix Financial Services
         Bank:                      Mellon Bank, N.A.
                                    Pittsburgh, Pennsylvania
         ABA #:                     043000261
         Account #:                 050-2481
                                    Ref: Wheeling Pittsburgh

                            ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)      If to Administrative Agent, at

         Royal Bank of Canada
         Agency Services Group
         Royal Bank Plaza
         P.O. Box 50, 200 Bay Street
         12th Floor, South Tower
         Toronto Ontario M5J 2W7
         Attention: Manager
         Telecopier No.: (416) 842-4023
         Telephone No.:  (416) 842-3901

(B)      If to Inventory and Receivables Security Agent or GE Capital, at

         General Electric Capital Corporation
         500 West Monroe Street, 12th Floor
         Chicago, Illinois 60661
         Attention: Wheeling-Pittsburgh Steel Corporation, Account Manager Telecopier No.: (312) 463-3840
         Telephone No.:  (312) 463-2300

         with a copy to:

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention: Corporate Counsel-Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.:  (203) 316-7552

(C)      If to Borrower, at

         1134 Market Street
         Wheeling, West Virginia 26003
         Attention: Paul J. Mooney
         Telecopier No.: (304) 234-2261
         Telephone No.:  (304) 234-2340

         With copies to:

         Bingham McCutchen LLP
         150 Federal Street
         Boston, Massachusetts 02110
         Attention:  Edward A. Saxe
         Telecopier No.: (617) 951-8736
         Telephone No.: (617) 951-8000

                ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT

             Lender(s):                             Revolving Loan Commitment
             ----------                             -------------------------
Royal Bank of Canada                                      $ 25,000,000.00               (including a Swing Line
                                                                                        Commitment of $20,000,000)

General Electric Capital Corporation                      $70,000,000.00

The CIT Group/Business Credit, Inc.                       $30,000,000.00

Fleet Capital Corp.                                       $30,000,000.00

Congress Financial Group                                  $30,000,000.00

Bank One, NA                                              $   25,000,000

Orix Financial Services, Inc.                             $15,000,000.00

          TOTAL                                           $  225,000,000

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